The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204.

Please click here http://www.bearstearns.com/prospectus/sami or visit the following website, www.bearstearns.com/prospectus/sami, for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Bear Stearns ARM Trust 2007-4
Issuing Entity

Mortgage Pass-Though Certificates, Series 2007-4

EMC Mortgage Corporation
Sponsor and Master Servicer

Wells Fargo Bank, National Association
Securities Administrator

Structured Asset Mortgage Investments II Inc.
Depositor

________________

Bear, Stearns & Co. Inc.

For use with base prospectus dated February 26, 2007
The date of this term sheet supplement is April 18, 2007

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
THE MASTER SERVICER AND THE SERVICERS
DESCRIPTION OF THE CERTIFICATES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
INDEX OF DEFINED TERMS
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX

SCHEDULE I - THE ORIGINATORS
SCHEDULE II - THE MASTER SERVICER AND THE SERVICERS
SCHEDULE III - THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS
SCHEDULE IV - [RESERVED]
SCHEDULE V - INDICES

PROSPECTUS
INTRODUCTION
RISK FACTORS
THE MORTGAGE POOLS
STATIC POOL INFORMATION
SERVICING OF MORTGAGE LOANS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF CREDIT ENHANCEMENT
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
THE SPONSOR
THE DEPOSITOR
THE AGREEMENTS
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
FEDERAL INCOME TAX CONSEQUENCES
PENALTY AVOIDANCE
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY
REFERENCE
GLOSSARY

INTRODUCTION

As indicated in the term sheet, the related transaction may include various structures and multiple loan groups of adjustable rate mortgage loans secured by first liens on residential mortgaged properties. This term sheet supplement may be used in connection with a transaction that includes one or more loan groups related to one or more groups of senior and subordinate certificates with an overcollateralization structure. Any such loan group is referred to in this term sheet supplement as an “OC Structure Loan Group” and any such transaction is referred to in this term sheet supplement as an “OC Transaction”. This term sheet supplement may also be used in connection with a transaction that includes one or more loan groups related to one or more groups or subgroups of senior and subordinate certificates with a shifting interest payment structure. Any such loan group or subgroup is referred to in this terms sheet supplement as a “Shifting Interest Structure Loan Group” and any such transaction is referred to in this term sheet supplement as a “Shifting Interest Transaction”. In addition, the related transaction may include multiple loan groups that are cross-collateralized, which transaction is referred to in this term sheet supplement as a “Cross-collateralized Transaction”, or multiple loan groups that are not cross-collateralized, which transaction is referred to in this term sheet supplement as a “Stacked Transaction”. Any reference to a term sheet or related term sheet shall mean only those term sheets related to the transaction specified in such term sheet and to the extent superseded by another term sheet.

______________________________

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

RISK FACTORS

In addition to the matters described elsewhere in this term sheet supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase an offered certificate.

The subordinate certificates have a greater risk of loss than the related senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this term sheet supplement, “related subordinate classes” means:

• with respect to each class of senior certificates: each class of related subordinate certificates; and

• with respect to each class of subordinate certificates: any related subordinate certificate with a lower payment priority.

We will provide credit enhancement for each group of offered certificates, first, by the right of the holders of the related senior certificates to receive payments of interest and principal prior to the related subordinate classes and, second, by the allocation of realized losses on the related mortgage loans to the related subordinate classes. This form of credit enhancement uses collections on the mortgage loans in the related loan group or groups otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes of related certificates. Such collections are the sole source of funds from which such credit enhancement is provided.

Realized losses on the mortgage loans in any OC Transaction will be allocated first, to reduce the amount of excess spread for any related loan group, second, to reduce the overcollateralization amount for such loan group, third, among the related classes of subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero, and in some cases, fourth, to the senior certificates, as described in the related term sheet. This means that realized losses on the mortgage loans in any OC Transaction which are allocated to the related subordinate certificates would first be allocated to the classes of subordinate certificates in reverse order of their payment priority, until the certificate principal balance of each such class of subordinate certificates has been reduced to zero.

The Non-PO Percentage of the principal portion of realized losses on the mortgage loans in any Shifting Interest Transaction are allocated first to the classes of the subordinate certificates related to such group or groups of mortgage loans, beginning with the class of related subordinate certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that realized losses on the mortgage loans in any Shifting Interest Transaction would first be allocated to the class of subordinate certificates with the lowest payment priority until the certificate principal balance of such class is reduced to zero. Subsequent realized losses on the mortgage loans in such loan group would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero.

Accordingly, if the certificate principal balance of all classes of subordinate certificates in any Shifting Interest Transaction were to be reduced to zero, the Non-PO Percentage of the principal portion of realized losses on the mortgage loans in such loan group will be allocated among the related senior certificates (other than any class of interest only certificates and Class PO Certificates) in the manner and order of described in the related term sheet; provided that, such realized losses otherwise allocable to a class of senior certificates may be allocated to another class or classes of senior certificates as described in the related term sheet.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans.

Unless otherwise provided in the related term sheet, the principal portion of realized losses will not be allocated to the senior certificates in an OC Transaction. Investors in these certificates should note that although the principal portion of realized losses will not be allocated to these certificates, under certain loss scenarios there will not be enough principal and interest on the related mortgage loans to pay related senior certificates all of the interest and principal to which they are entitled.

See“Description of the Certificates—Allocation of Losses” in this term sheet supplement.

Additional risks associated with the subordinate certificates
The weighted average lives of, and the yields to maturity on, the subordinate certificates related to a loan group or groups will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group or groups will also affect an investor’s actual yield to maturity on the related subordinate certificates, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in a loan group or groups may reduce the certificate principal balances of the related subordinate certificates as described in this term sheet supplement. As a result of any such reductions in the certificate principal balances of the subordinate certificates, less interest will accrue on such classes of subordinate certificates than would otherwise be the case. Once a realized loss on a mortgage loan in a loan group or groups is allocated to a related subordinate certificate, no interest will be distributable with respect to such written down amount.

Credit enhancement for the certificates in an OC Transaction may be inadequate to cover losses and/or to maintain or restore overcollateralization
The mortgage loans in an OC Transaction are expected to generate more interest than is needed to pay interest on the related senior certificates and subordinate certificates because we expect the weighted average interest rate on the mortgage loans in such transaction to be higher than the weighted average pass-through rate on such senior certificates and subordinate certificates. If the mortgage loans in an OC Structure Loan Group generate more interest than is needed to pay interest on related senior certificates and subordinate certificates and related trust fund expenses, we will use such “excess spread” to make additional principal payments on such senior certificates and subordinate certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization”. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to maintain or restore the required level of overcollateralization for such transaction.

The excess spread for an OC Structure Loan Group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

If the protection afforded by overcollateralization for such loan group is insufficient, then you could experience a loss on your investment.

The interest rate cap may reduce the yields on the offered certificates in an OC Transaction
Some classes of senior certificates in an OC Transaction may be subject to an interest rate cap which may be based on an assumed certificate and calculated as specified in the related term sheet. If the weighted average of the net mortgage rates on such mortgage loans is less than the per annum rate described in the related term sheet, the amount of the shortfall which would occur with respect to the assumed certificate as described in the related term sheet will be allocated among such certificates in proportion to their current entitlements to interest calculated without regard to this cap. Any such shortfall allocated to the Insured Certificates will not be covered by the financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

As indicated in the related term sheet, some classes of senior certificates in an OC Transaction may be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the related mortgage loans as calculated in such term sheet.

If the pass-through rates on any offered certificates in the OC Transaction are limited to the related interest rate cap for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for such loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the trust. However, if the certificate principal balance of a class of offered certificates has been reduced to zero, that class of offered certificates or non-offered subordinate certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

Certain Class of Certificates May Have Additional Characteristics That Pose Certain Yield and Prepayment Considerations
Some of the offered certificates may have different payment characteristics that pose additional yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general description of the characteristics of those certificates and the related yield and prepayment considerations:

The yields on the adjustable rate certificates is sensitive to fluctuations in the related index
Some adjustable rate certificates may accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this term sheet supplement. The pass-through rate on some of the adjustable rate certificates may vary directly with such index and the pass-through rates on some of the adjustable rate certificates may vary inversely with such index as specified in the related term sheet. Therefore, the yields to investors on the adjustable rate certificates will be sensitive to fluctuations of the related index.

Some offered certificates are sensitive to the rate and timing of distributions on other certificates
Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield on such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Some of the offered certificates may be subject to a random lot procedure
Payments of principal on certain classes of certificates as identified in the related term sheet may be allocated according to a random lot procedure. See“Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Principal only certificates and interest only certificates involve additional risk
Any Class PO Certificates will receive a portion of the principal payments only on the mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate set forth in the related term sheet. Therefore, the yield on any Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such related mortgage loans. Any principal only certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group or subgroup.

Investors in Class PO Certificates should be aware that related mortgage loans with lower interest rates are less likely to be prepaid than related mortgage loans with higher interest rates. If payments of principal on the related mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate described in the related term sheet occur at a rate slower than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected.

Investors in interest only certificates should be aware that the yield to such investors will be extremely sensitive to defaults and the rate and timing of principal payments on the related mortgage loans or portions thereof in the related loan group or subgroup, as applicable. In some cases and as described in the related term sheet, the notional amount of some of the interest only certificates may be equal to the certificate principal balance of one or more of the other classes of offered certificates. Any reduction in the certificate principal balance of such class or classes of certificates as a result of distributions in respect of principal payments on the mortgage loans in the related loan group or subgroup, as applicable, will result in a reduction of the notional amount of the related interest only certificates and thus, reduce the amount of interest distributable to the holders of the related interest only certificates following such distributions in respect of principal payments.

As set forth in the related term sheet, a class of interest only certificates may be entitled to receive interest distributions on each distribution date to the extent the weighted average of the net rates on the related mortgage loans exceeds the weighted average of the pass-through rates on the classes of certificates on which the notional amount of such interest only certificate is based. On any distribution date on which the pass-through rates on such classes of certificates are limited by the related interest rate cap, such interest only certificates will not be entitled to interest payments.

Some classes of interest only certificates will receive a portion of the interest payments only on the mortgage loans in the related loan group or subgroup that have net mortgage rates higher than a specified per annum rate as described in the related term sheet. Therefore, the yield on such interest only certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

Investors in interest only certificates that receive their interest payments only on the mortgage loans that have net mortgage rates higher than a specified per annum rate should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. If payments of principal on the mortgage loans in the related loan group or subgroup, as applicable, that have net mortgage rates higher than the per annum rate described in the related term sheet occur at a rate faster than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected. Investors in the interest only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the per annum rate described in the related term sheet, could result in the failure of such investors to fully recover their investments.

Some of the offered certificates may not be entitled to certain distributions of principal for some period of time
Some classes of certificates, referred to as lockout certificates, may not receive any distributions of scheduled principal and/or principal prepayments prior to the distribution date specified in the related term sheet. As a result, the weighted average life of those classes of certificates will be longer than would otherwise be the case, and the effect on the market value of this those classes of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both scheduled principal and principal prepayments.

Some of the offered certificates may be accrual certificates and may not receive interest distributions as long as the related accretion directed certificates are outstanding; some of the offered certificates may be accretion directed certificates and may receive accelerated payments in respect of principal

Some of the offered certificates may be accrual certificates that are not entitled to receive any distributions of interest for some period of time. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate set forth in the related term sheet. However, this interest will not be distributed on those certificates until the related accretion termination date. Instead, prior to the related accretion termination date, accrued certificate interest on the accrual certificates will be distributed to the related accretion directed certificates as principal in reduction of the certificate principal balances thereof. This accrued and unpaid interest on the accrual certificates will be added to the certificate principal balance of such accrual certificates on the related distribution date. On each distribution date on or after the related accretion termination date, the entire accrued certificate interest on the accrual certificates for that date will be payable to the holders of the accrual certificates as interest, to the extent not required to fully reduce the certificate principal balances of the accretion direct certificates to zero on the accretion termination date. Due to these factors, the accrual certificates will likely experience significant price and yield volatility. Investors in the accrual certificates should consider whether this volatility is suitable to their investment needs.

Additionally, prior to the related accretion termination date, holders of the accretion directed certificates will receive an additional principal payment from accrued certificate interest otherwise distributable on the related accrual certificates. As a result, investors in the accretion directed certificates should be aware that they may receive distributions in respect of principal at a rate faster than assumed at the time of purchase.

Some Classes of Certificates May Receive Principal Distributions According to a Schedule
Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the related term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the related term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Class R Certificates in a Shifting Interest Transaction are subject to special risks
Holders of the Class R Certificates in a Shifting Interest Transaction are entitled to receive distributions as described herein, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of those Class R Certificates will have tax liabilities with respect to their certificates during the early years of the related REMIC that substantially exceed the distributions payable during or prior to that time.

The adjustable rate certificates in an OC Transaction may not always receive interest based on the Index Rate
As indicated in the related term sheet, the pass-through rates on certain classes of senior certificates and subordinate certificates in an OC Transaction are generally based on an index and a specified margin described in the term sheet. The margins applicable to the pass-through rates on such classes of certificates may be subject to increase as described in term sheet if the related Optional Termination Holder does not exercise its option to purchase the remaining assets in the loan group or groups related to such certificates on the related optional termination date.

For purposes of this section, each pass-through rate described above shall be referred to as the related “Index Rate”. In addition, such classes of senior certificates and subordinate certificates may not always receive interest at the related Index Rate because such rate is also subject to the related interest rate cap. If the related interest rate cap is less than the related Index Rate, the pass-through rate on such certificates will be reduced to the related interest rate cap. Thus, the yield to investors in such classes will be sensitive both to fluctuations in the level of the related index and to the adverse effects of the application of the related interest rate cap. The prepayment or default of related mortgage loans with relatively higher net mortgage rates, particularly during a period of increased index rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than the interest payment that would have been due the related subordinate certificates, if such amount would have been calculated based on the related Index Rate for the related interest accrual period, the value of such subordinate certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and the Index Rate will create a shortfall.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the servicers are required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. Some of the mortgage loans may impose a prepayment charge in connection with voluntary prepayments made within the period specified in the related mortgage note, which prepayment charges may discourage prepayments during the applicable period. The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

You should note that:

• if you purchase your certificates at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans in the related loan group is higher than you expect;

•  the overcollateralization provisions for an OC Transaction, whenever overcollateralization for the OC Structure Loan Group is at a level below the required level, are intended to result in an accelerated rate of principal distributions to the holders of the related offered certificates. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the related offered certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this term sheet supplement and“Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Property in states or regions having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. In addition,

•  economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;
•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses
Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicers to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related sponsor will be required to purchase that mortgage loan from the trust.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the related offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
As indicated in the related term sheet, some of the mortgage loans are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state and local laws
The Servicemembers Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state and local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state and local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the related certificateholders on subsequent distribution dates. Any such shortfall on mortgage loans will reduce the amount available to pay interest on the related certificates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this term sheet supplement.

A transfer of servicing may result in increased losses and delinquencies on the mortgage loans
The primary servicing for the mortgage loans identified in the related term sheet will be transferred from the current servicer to another servicer as of a certain date as described in the related term sheet. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

The yield on some of the offered certificates may be affected by various rights of the Certificate Insurer
The yield to investors on some of the certificates in an OC Transaction, other than the Insured Certificates, may be adversely affected to the extent the Certificate Insurer, if any, is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the Certificate Insurer pursuant to the related financial guaranty insurance policy and the related insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the Certificate Insurer, to the extent not previously paid or reimbursed. In addition, the holders of the related offered certificates, other than the Insured Certificates, may be adversely affected by the ability of the Certificate Insurer to exercise the rights of the Insured Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this term sheet supplement.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities
Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your securities.
In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. In addition, a number of residential mortgage loan originators, particularly those who originate subprime loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy.

All of these general market conditions may affect the performance of the mortgage loans backing your securities and, even if they do not affect performance, may adversely affect the market value of your securities.

THE MORTGAGE POOL

General

References in the related term sheet to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the cut-off date indicated in such term sheet. The depositor believes that the information set forth in the term sheet with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. The characteristics of the mortgage loans as described herein and in any collateral tables may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this term sheet supplement by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this term sheet supplement, revised disclosure will be provided either in a supplement to this term sheet supplement, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information in the term sheet is expressed as of the cut-off date set forth in such term sheet.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool may be divided into multiple loan groups or subgroups as specified in the related term sheet and as more fully described below. Each group of mortgage loans is referred to herein as a Loan Group. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment.

All of the mortgage loans are adjustable rate mortgage loans. The interest rate borne by each mortgage loan, in some cases after an initial fixed rate period, will be adjusted based on an index, each referred to herein as an Index, which are further described in Schedule V, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

The sellers specified in the related term sheet purchased the mortgage loans directly in privately negotiated transactions. We refer you to“Servicing of the Mortgage Loans” and “The Originator” and Schedule I for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

Certain of the mortgage loans may have been acquired by the related seller from various originators that were included as part of pools of mortgage loans previously securitized. These mortgage loans, if any, were purchased by the applicable seller from the mortgage trusts listed in the Schedule V of this term sheet supplement pursuant to special termination clauses contained in the related pooling and servicing agreements. Such clauses allowed the applicable seller or any of its affiliates to purchase the mortgage loans and REO property contained in the related mortgage trust once the current principal balance of the mortgage loans and REO property in such mortgage trust was less than a specified percentage (which specified percentage did not exceed 10%) of the original mortgage loan principal balance.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

For purposes of distributions to the senior certificates, the mortgage loans will be divided into multiple separate subgroups or loan groups as specified in the related term sheet.

Indices on the Mortgage Loans

The interest rate borne by each mortgage loan, in some cases after an initial fixed rate period, may be adjusted based on the following Indices, which are further described in Schedule V.

One-Month LIBOR. The Index for some of the mortgage loans may be based on the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or One-Month LIBOR.

Six-Month LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

One-Year U.S. Treasury. The Index for some of the mortgage loans may be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

Prepayment Charges on the Mortgage Loans

As indicated in the related term sheet, some of the mortgage loans may provide for payment by the mortgagor of a prepayment charge in connection with some prepayments made within up to five years, which prepayment charge will discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See“Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

In addition, the servicers may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan.

The holders of the class of certificates specified in the related term sheet will be entitled to all prepayment charges, if any, received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the pooling and servicing agreement, with each group or subgroup separately identified, if applicable. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with the related custodian, on behalf of the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed without recourse in the following form: “Pay to the order of Citibank, N.A., as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2007-4 without recourse,” with all intervening endorsements that show a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof, to the extent provided in the Pooling and Servicing Agreement;

(c)  a duly executed assignment of the mortgage to “Citibank, N.A., as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2007-4, without recourse”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the related custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee and the Certificate Insurer, if any, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System. The sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodians on behalf of the trustee will perform a limited review of the related mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the related custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates and the Certificate Insurer, if any.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement between the sponsor and the depositor. The sponsor is required, pursuant to the pooling and servicing agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement are true and correct as of the closing date. All of depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the pooling and servicing agreement. A form of the mortgage loan purchase agreement containing such representations and warranties will be attached as an exhibit to the pooling and servicing agreement. The depositor will file the pooling and servicing agreement along with the exhibits to the pooling and servicing agreement with the Securities and Exchange Commission.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1. The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

2. Immediately prior to the conveyance of the mortgage loans by the sponsor to the Depositor pursuant to the mortgage loan purchase agreement the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

3. The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

4. The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5. A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

6. The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee on behalf of the certificateholders; and

7. At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan (without regard to the Certificate Policy issued by the related Certificate Insurer, if any), the trustee or the custodians, on behalf of the trustee, is required to notify the sponsor and the related Certificate Insurer, in writing. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the trust fund within 90 days from the date of such notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the Certificate Insurer, if any, must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the related certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

The principal originators of the mortgage loans are identified in the related term sheet and in Schedule I of this term sheet supplement. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor and Wells Fargo Bank in securitizing asset pools of the same type either to you directly or at http://www.bearstearns.com/transactions/sami_ii/bsarm2007-4/ and with respect to the experience of Countrywide Home Loans, Inc., directly or at http://www.countrywidedealsdata.com/?CWDD=01200704. With respect to the Countrywide information provided therein, investors are directed to: Issue Year Filter/As Applicable, Payment Type Filter/ARM, NegAm Flag Filter/NO and AltDeal Flag Filter/NO.

Information provided through the internet address above will not be deemed to be a part of this term sheet supplement, the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns ARM Trust 2007-4 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the trust will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. For a description of other provisions relating to amending the pooling and servicing agreement, please see “The Agreements—Amendment” in the prospectus.

The assets of the trust will consist of the mortgage loans and certain related assets.

The trust’s fiscal year end is December 31.

THE DEPOSITOR

The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of December 31, 2006 it has been involved in the issuance of securities backed by residential mortgage loans in excess of $137,650,514,879. In conjunction with the sponsor’s acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in this term sheet supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	61,738	$18,656,292,603.55
Alt-A Fixed	15,907	3,638,653,583.24	15,344	4,005,790,504.28	17,294	3,781,150,218.13	11,514	2,752,302,975.51
HELOC	-	-	-	-	9,309	509,391,438.93	18,730	1,280,801,433.05
Prime ARM	16,279	7,179,048,567.39	30,311	11,852,710,960.78	27,384	13,280,407,388.92	7,050	3,481,137,519.89
Prime Fixed	2,388	1,087,197,396.83	1,035	509,991,605.86	3,526	1,307,685,538.44	6,268	1,313,449,131.86
Prime Short Duration ARM (incl. Neg-Am ARM)	7,089	2,054,140,083.91	23,326	7,033,626,375.35	38,819	14,096,175,420.37	61,973	23,396,979,620.82
Reperforming	2,800	247,101,330.36	2,802	311,862,677.46	2,877	271,051,465.95	1,084	115,127,847.83
Seconds	-	-	14,842	659,832,093.32	114,899	5,609,656,263.12	116,576	6,697,082,133.33
SubPrime	29,303	2,898,565,285.44	98,426	13,051,338,552.19	101,156	16,546,152,274.44	60,796	11,394,775,124.07
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	345,729	$69,087,948,389.91

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

THE MASTER SERVICER AND THE SERVICERS

General

The entity specified in the related term sheet and Schedule II, referred to in this term sheet supplement as the master servicer, will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the sponsor, the master servicer, the securities administrator and the trustee.

Primary servicing of the mortgage loans will be provided by the entities specified in the related term sheet in accordance with the pooling and servicing agreement or their respective servicing agreements, as applicable, along with various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, EMC and the trustee on behalf of the certificateholders; provided, however, EMC will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreements, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself; provided, however, that with respect to a default by any servicer affiliated with the master servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against such servicer and shall either find a successor servicer or become the successor servicer.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, such servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

The servicers will establish and maintain, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement or the pooling and servicing agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the related servicing agreement or the pooling and servicing agreement, as applicable and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement or the pooling and servicing agreement, as applicable.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement or the pooling and servicing agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance proceeds or Liquidation proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the pooling and servicing agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the Master Servicer Collection Account. The master servicer will also be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each servicer will be entitled to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be the rate set forth in the related term sheet. Interest shortfalls on the mortgage loans in a loan group resulting from prepayments in any calendar month will be offset by the related servicer on the distribution date in the following calendar month, but only to the extent that such amount does not exceed the aggregate servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement or the pooling and servicing agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and the related servicing agreement and will meet the requirements of the rating agencies.

On the date specified in the pooling and servicing agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the Master Servicer Collection Account.

Master Servicer Collection Account

The master servicer will establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, an account (the “Master Servicer Collection Account”), into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds (less the master servicer’s expenses, as provided in the pooling and servicing agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the Rating Agencies. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the trustee in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement. The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i) Any amounts withdrawn from a protected account or other permitted account;

(ii)  Any advance and compensating interest payments;

(iii)  Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

(iv)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the securities administrator or the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the master servicer or the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

On the date specified in the pooling and servicing agreement the master servicer will transfer all required amounts on deposit in the Master Servicer Collection Account with respect to the related distribution date, after giving effect to the permitted withdrawals for such distribution date, to the securities administrator for deposit in the Distribution Account.

Distribution Account

The securities administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, an account (the “Distribution Account”), into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account. All amounts deposited to the Distribution Account will be held in the name of the trustee and for the benefit of the certificateholders in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the securities administrator as set forth in the pooling and servicing agreement. The securities administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” in this term sheet supplement. Each of the trustee and the custodians will be entitled to compensation for its services under the pooling and servicing agreement and the related custodial agreement which will be paid by the securities administrator. The trustee, the securities administrator and the custodians will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrower does not pay interest on the amount prepaid. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable each servicer for such month will, to the extent of such shortfall, be remitted by the related servicer to the master servicer for deposit in the Master Servicer Collection Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The Certificate Policy related to a class of Insured Certificates, if any, will not cover any shortfalls on such Insured Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the pooling and servicing agreement, for example as a result of application of the Relief Act or similar state or local laws, the related servicer will remit to the master servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the pooling and servicing agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreements. Such event of default by the related servicer will then obligate the master servicer, as successor servicer, to advance such amounts to the Master Servicer Collection Account to the extent provided in the pooling and servicing agreement. Any failure of the master servicer as successor servicer to make such advances would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this term sheet supplement.

Evidence as to Compliance

The pooling and servicing agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the depositor, the securities administrator and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement will also provide for delivery to the depositor, the master servicer and the securities administrator on or before March 15 of each year of a separate annual statement of compliance from each responsible party to the effect that, to the best knowledge of the signing officer, each servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

The pooling and servicing agreement will also provide for delivery to the depositor, the master servicer, the securities administrator and the Certificate Insurer, if any, on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge, if not available at the securities administrator’s website, upon written request to the securities administrator at the address of the securities administrator set forth under “The Trustee, the Securities Administrator and the Custodians” in Schedule III of this term sheet supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:

•	the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required in the pooling and servicing agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee and the Certificate Insurer, if any, (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the pooling and servicing agreement with respect to the qualifications of such purchaser or transferee.

The pooling and servicing agreement will further provide that neither the securities administrator, the master servicer, the depositor, the sponsor nor any director, officer, employee, or agent of the securities administrator, the master servicer, the depositor or the sponsor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, neither the securities administrator, the master servicer, the depositor, the sponsor nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, the pooling and servicing agreement will provide that neither the master servicer, the depositor nor the sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer or the sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the sponsor is a party, or any person succeeding to the business of the master servicer or the sponsor, will be the successor of the master servicer or the sponsor, as applicable under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the senior and subordinate classes of certificates listed in the related term sheet, which we refer to collectively in this term sheet supplement as the offered certificates. The residual certificates will each represent the sole class of residual interests in the related real estate mortgage investment conduit established by the trust, or REMIC.

The class of certificates identified in the related term sheet will be entitled to any prepayment charges received in respect of the related mortgage loans.

The trust will issue the offered certificates, other than the residual certificates, in book-entry form as described below, in minimum dollar denominations (as set forth in the related term sheet), except that one certificate of each class may be issued in the remainder of the class. Each residual certificate that is offered will be issued as a single certificate of $50 in certificated fully registered form.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate Certificate Principal Balance of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner’s fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this term sheet supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accretion Directed Certificates” shall be the classes of certificates designated as such in the related term sheet.

“Accretion Termination Date” shall mean the distribution date on which the Certificate Principal Balances of the related Accretion Directed Certificates are reduced to zero.

“Accrual Certificates” shall be the classes of certificates designated as such in the related term sheet.

“Accrual Distribution Amount” shall mean, with respect to each distribution date preceding the related Accretion Termination Date, an amount equal to the aggregate amount of Accrued Certificate Interest on the Accrual Certificates for such distribution date, which amount will be added to the Certificate Principal Balance of such Accrual Certificates to the extent such amounts are required to be distributed to the holders of the related Accretion Directed Certificates, in the manner and priority set forth in the related term sheet, as principal in reduction of the Certificate Principal Balance of the Accretion Directed Certificates. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that distribution date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

“Accrued Certificate Interest” for any certificate in a Shifting Interest Transaction (other than any principal only certificates, any residual certificates and any other class of certificates specified in the term sheet) for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of any such senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the mortgage loans. Such Net Interest Shortfalls will be allocated among the applicable certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the senior certificates (other than classes of certificates set forth in the term sheet) and subordinate certificates is calculated as described in the related term sheet. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount of such certificate has been reduced to zero.

“Allocable Share” with respect to a Shifting Interest Transaction and any class of related subordinate certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each loan group or subgroup, as applicable; provided, that, except as described in the second succeeding sentence, no class of related subordinate certificates (other than the class of related subordinate certificates outstanding with the highest payment priority) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The “Class Prepayment Distribution Trigger” for a class of related subordinate certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the related mortgage loans as of the related due date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Certificate Principal Balance of any class of related subordinate certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of related subordinate certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their payment priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of related subordinate certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate certificates.

“Applied Realized Loss Amount” with respect to any class of senior certificates (if Realized Losses are allocated to the senior certificates as described in the accompanying term sheet supplement) and any subordinate certificates in an OC Transaction and as to any distribution date, means the Realized Losses with respect to the mortgage loans in such loan group which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Available Funds” with respect to an OC Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans. With respect to a Shifting Interest Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans, plus an amount equal to the initial aggregate Certificate Principal Balance of the Class R Certificates that the depositor will cause to be deposited into the Distribution Amount on the Closing Date and used to make principal distributions to the related Class R Certificates.

“Basic Principal Distribution Amount” with respect to any distribution date and the certificates in an OC Transaction is the lesser of (a) the excess of (i) the related Available Funds for such distribution date over (ii) the aggregate Monthly Interest Distributable Amount for the related senior certificates and subordinate certificates for such distribution date and (b) the excess of (i) the Principal Remittance Amount for the related senior certificates and subordinate certificates for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

“Basis Risk Shortfall Carry Forward Amount” with respect to any distribution date and the certificates in an OC Transaction as of any distribution date for the senior certificates and subordinate certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

(1)  the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate not been based upon the related Net Rate Cap, over

(2)  the amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Capped Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap or Net Rate Cap applies whose pass-through rates vary directly with LIBOR.

“Capped Inverse Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap or Net Rate Cap applies whose pass-through rates vary inversely with LIBOR.

“Certificate Insurer” means the certificate insurer for the related class of certificates, if any, as described in the related term sheet.

“Certificate Policy” is the insurance policy relating to the Insured Certificates, if any, as described under “The Certificate Policy” in Schedule IV of this term sheet supplement.

“Certificate Principal Balance” with respect to any class of senior certificates and subordinate certificates and any distribution date, is the original certificate principal balance of such class as set forth in the term sheet, plus, in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of such Accrual Certificates on each distribution date on or prior to the related Accretion Termination Date, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Realized Losses or Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of senior certificates, if Realized Losses are applied to the senior certificates as described in the related term sheet, or subordinate certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans received by the master servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate.

“Class PO Certificate” means any class of principal only certificates entitled to principal payments only from the Discount Mortgage Loans in the related loan group or subgroup.

“Class PO Certificate Deferred Payment Writedown Amount” means, with respect to any distribution date and each class of Class PO Certificates, the amount distributed to such Class PO Certificates on such distribution date pursuant to priority sixth of clause (A) under “Distributions on the Certificates in a Shifting Interest Transaction.” The Class PO Certificate Deferred Payment Writedown Amount will be allocated to the classes of related subordinate certificates in reverse order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero.

“Class PO Certificate Principal Distribution Amount” with respect to each distribution date and each class of Class PO Certificates, means an amount equal to the sum of the following (but in no event greater than the Certificate Principal Balance of such Class PO Certificates immediately prior to such distribution date):

(i)  the PO Percentage of the principal portion of all monthly payments due on the Discount Mortgage Loan in the related loan group or subgroup, as applicable, on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)  the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

(iii)  the related PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable;

(iv)  the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in the related loan group or subgroup, as applicable, during the related Prepayment Period and (B) the Stated Principal Balance of each such Discount Mortgage Loan in the related loan group or subgroup, as applicable, purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(v)  the related PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan.

“Class R Certificates” means any of the residual certificates.

“Compensating Interest” shall mean any payments made by the servicers to cover Prepayment Interest Shortfalls.

“Cross-Over Date” with respect to each group of certificates means the distribution date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero.

“Current Interest” with respect to each class of senior certificates and subordinate certificates in an OC Transaction and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of senior certificates and subordinate certificates.

“Current Specified Enhancement Percentage” with respect to an OC Transaction and any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the subordinate certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

“Deceased Holder” is any beneficial owner of a Retail Lottery Certificate who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

“Discount Mortgage Loan” means with respect to related loan group or subgroup, as applicable, any mortgage loan with a Net Mortgage Rate less than the related Discount Mortgage Rate.

“Discount Mortgage Rate” means the Net Mortgage Rate specified in the related term sheet with respect to a loan group or subgroup, as applicable.

“Due Period” with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Early Turbo Payment Date” has the meaning set forth in the related term sheet, if applicable.

“Excess Cashflow” with respect to any distribution date and each loan group in an OC Transaction is the sum of (i) the related Remaining Excess Spread for such distribution date and (ii) the related Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to an OC Transaction and any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the senior certificates and subordinate certificates and Interest Carry Forward Amounts on the senior certificates or subordinate certificates, as applicable, (other than any such Interest Carry Forward Amounts paid pursuant to interest distributions as described in the accompanying term sheet) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date and each loan group in an OC Transaction is the lesser of (a) the excess, if any, of the related Overcollateralization Target Amount for such distribution date, over the related Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any related Extra Principal Distribution Amount) and (b) the related Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Insured Certificates” means any certificates identified in the related term sheet for which a related Certificate Policy provides credit enhancement.

“Interest Accrual Period” with respect to any distribution date and the certificates, the period set forth in the related term sheet.

“Interest Carry Forward Amount” with respect an OC Transaction and each class of senior certificates and subordinate certificates and any distribution date, is the sum of:

the excess of:

(a)  Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b)  the amount actually distributed to such class with respect to interest on such distribution dates, and interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related Interest Accrual Period including the Interest Accrual Period relating to the current distribution date.

“Interest Funds” with respect to a distribution date and each subgroup or loan group, as applicable, generally are equal to the sum, without duplication, of

(a)  all scheduled interest collected on the mortgage loans in the related subgroup or loan group, as applicable, less the related servicing fee, the securities administrator fee and the Lender-Paid PMI Rate, if any,

(b)  all advances relating to interest on the mortgage loans in the subgroup or loan group, as applicable,

(c)  all Compensating Interest with respect to such subgroup or loan group, as applicable,

(d)  Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related subgroup or loan group, as applicable,

(e)  the interest portion of proceeds of the repurchase of any mortgage loans in the related subgroup or loan group, as applicable, and

(f)  the interest portion of the purchase price of the assets of the mortgage loans in the related subgroup or loan group, as applicable, (and other assets acquired in respect of the mortgage loans) upon exercise by the related Optional Termination Holder of its optional termination right, less

(g)  amounts reimbursable to the servicers, the master servicer, the securities administrator, the trustee and the custodians as provided in the pooling and servicing agreement.

“Interest Only Certificates” means any class of certificates that are entitled only to interest distributions as indicated in the related term sheet.

“Interest Rate Cap” with respect to each class of certificates will have the meaning specified in the related term sheet, if applicable.

“Insurance Agreement” means the insurance and indemnity agreement related to a class of Insured Certificates.

“Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the mortgage loans in the related subgroup or loan group, as applicable, resulting from (a) prepayments in full with respect to such subgroup or loan group received during the related Prepayment Period, (b) partial prepayments with respect to such subgroup or loan group, as applicable, received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date and (c) interest payments on certain of the mortgage loans in such subgroup or loan group being limited pursuant to the provisions of the Relief Act or similar state or local laws.

“Lender-Paid PMI Rate” with respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable servicer out of interest collections on the related mortgage loan.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged property acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property.

“Monthly Interest Distributable Amount” for any senior certificates and subordinate certificates in an OC Transaction for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of a related senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the related certificates in proportion to the amount of the Monthly Interest Distributable Amount for such group of certificates that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the related mortgage loans will be allocated in the order specified in the related term sheet. The Monthly Interest Distributable Amount with respect to the senior certificates and subordinate certificates is calculated as specified in the related term sheet. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

“Net Interest Shortfalls” means Interest Shortfalls net of payments by the related servicer in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

“Net Monthly Excess Cashflow” with respect to any loan group in an OC Transaction and any distribution date, means the sum of (a) the Remaining Excess Spread for the related loan group and (b) the Overcollateralization Release Amount for the related loan group for such distribution date.

“Net Mortgage Rate” with respect to any mortgage loan is a rate equal to the applicable interest rate borne by such mortgage loan less the sum of the respective rates used to calculate the servicing fee, the securities administrator fee and the Lender-Paid PMI Rate, if any.

“Net Rate Cap” with respect to each class of certificates will have the meaning specified in the related term sheet, if applicable.

“Net WAC Pass-Through Amount” means, with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, and any Capped Floater Certificate and any distribution date, the excess, if any, of (A) the amount of interest payable to the REMIC regular interest the ownership of which is represented by such Capped Floater Certificate, as described in the pooling and servicing agreement, over (B) the amount of interest payable to such Capped Floater Certificate at the related Pass-Through Rate.

“Net WAC Rate Carryover Amount” with respect to each class of senior certificates and subordinate certificates in an OC Transaction and any distribution date, unless otherwise indicated in the related term sheet, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the pass-through rate applicable to such class would not have been reduced by the related Interest Rate Cap on such distribution date, over (y) the amount of interest paid on such distribution date if the Pass-Through Rate is limited by the related Interest Rate Cap, plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed together with interest thereon at a rate equal to the pass-through rate for such class for the most recently ended Interest Accrual Period.

“Non-Discount Mortgage Loan” in a Shifting Interest Transaction means any mortgage loan in the related loan group or subgroup, as applicable, with a Net Mortgage Rate greater than or equal to the Discount Mortgage Rate.

“Non-PO Percentage” in a Shifting Interest Transaction in which Class PO Certificates are offered, means with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to that Discount Mortgage Rate. With respect to any Non-Discount Mortgage Loan in a Shifting Interest Transaction in which Class PO Certificates are offered, 100%. With respect to any mortgage loan in a Shifting Interest Transaction in which Class PO Certificates are not offered, 100%.

“Notional Amount” means with respect to each class of Interest Only Certificates, the amount specified in the related term sheet for such class.

“Overcollateralization Amount” with respect to any distribution date and the mortgage loans in an OC Transaction is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) over (b) the aggregate Certificate Principal Balance of the related senior certificates and subordinate certificates on such distribution date (after taking into account the payment of principal other than any related Extra Principal Distribution Amount or Overcollateralization Increase Amount on such certificates).

“Overcollateralization Increase Amount” for any distribution date and the mortgage loans in an OC Transaction, means the lesser of (a) the excess, if any, of (i) the related Overcollateralization Target Amount, over (ii) the related Overcollateralization Amount on such distribution date (after taking into account payments to the related senior certificates and related subordinate certificates of the related Basic Principal Distribution Amount on such distribution date), and (b) related Excess Spread for such distribution date.

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to each distribution date and any OC Structure Loan Group, the percentage specified in the related term sheet.

“PO Percentage” in a Shifting Interest Transaction in which Class PO Certificates are offered means with respect to any related Discount Mortgage Loan, a fraction expressed as a percentage, equal to the related Discount Mortgage Rate minus the Net Mortgage Rate thereof. With respect to any mortgage loan in a Shifting Interest Transaction in which Class PO Certificates are not offered, 0%.

“Prepayment Period” with respect to a distribution date is the period set forth in the related servicing agreement or the related pooling and servicing agreement.

“Principal Distribution Amount” with respect to any OC Transaction and each distribution date is equal to:

•	the Principal Funds or Basic Principal Distribution Amount for such distribution date, plus

•	any Extra Principal Distribution Amount or Overcollateralization Increase Amount for such distribution date, less

•	in the case that Basic Principal Distribution Amount is not defined, any Overcollateralization Release Amount for such distribution date.

With respect to any Shifting Interest Transaction and any distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the residual certificates) immediately prior to such distribution date):

(1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal with respect to each mortgage loan in the related loan group or subgroup received during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related loan group or subgroup during the related Prepayment Period and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in such loan group or subgroup that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date, over the Stated Principal Balance of each such substitute mortgage loan.

“Principal Funds” for each loan group or subgroup generally are equal to the sum, without duplication, of:

(i)  the scheduled principal collected on the mortgage loans in the related loan group or subgroup during the related Due Period or advanced on or before the related servicer advance date;

(ii)  prepayments, exclusive of any prepayment charges, collected on the mortgage loans in the related loan group or subgroup in the related Prepayment Period;

(iii)  the Stated Principal Balance of each mortgage loan in the related loan group or subgroup that was repurchased by the sponsor or the related servicer;

(iv)  the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group or subgroup, as applicable, is less than the aggregate unpaid principal balance of any deleted mortgage loan in the related loan group or subgroup delivered by the related servicer in connection with a substitution of such mortgage loan in such loan group or subgroup;

(v)  all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group or subgroup to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, in each case with respect to the mortgage loan in the related loan group or subgroup; and

(vi)  the principal portion of the purchase price of the mortgage loans in the related loan group or subgroup (and all other assets required in respect of the mortgage loans in the related loan group or subgroup) upon the exercise by the Optional Termination Holder of its optional termination right; less

(vii)  such loan group’s or subgroup’s pro rata share (based on the aggregate Stated Principal Balance of the mortgage loans in that loan group or subgroup) of amounts reimbursable to the related servicer, the master servicer, the securities administrator, the trustee and the custodians, as provided in the pooling and servicing agreement, to the extent not reimbursed from Interest Funds for such loan group or subgroup.

“Principal Remittance Amount” with respect to any loan group in an OC Transaction and each distribution date, is equal to the sum of the amounts listed in clauses (i) through (vi) of the definition of Principal Funds for such loan group.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the master servicer or the servicers receive Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Reimbursement Amount” with respect to any Certificate Policy is the sum of (a) the aggregate unreimbursed amount of any payments made by the related Certificate Insurer under such Certificate Policy, together with interest on such amount from the date of payment by the Certificate Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Certificate Insurer under the Insurance Agreement or the pooling and servicing agreement.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any OC Transaction and any distribution date is the Excess Spread for such loan group less any Extra Principal Distribution Amount or Overcollateralization Increase Amount, in each case for such distribution date.

“Rounding Account” is a non-interest bearing account to be established on the Closing Date for each class of Retail Lottery Certificates, each with a $999.99 deposit by Bear, Stearns & Co. Inc.

“Senior Percentage” with respect to any Shifting Interest Loan Group, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the related senior certificates of such loan group or subgroup (other than the related Class PO Certificates and Class R Certificates), immediately prior to such distribution date, by the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period.

“Senior Prepayment Percentage” in a Shifting Interest Transaction for the related senior certificates on any distribution date occurring during the periods set forth below will be as follows:

•	With respect to any distribution date occurring from and including the first distribution date to and including the 72nd distribution date, 100%;

•
With respect to any distribution date occurring from and including the 73rd distribution date to and including the 84th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 70% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 85th distribution date to and including the 96th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 60% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 97th distribution date to and including the 108th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 40% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 109th distribution date to and including the 120th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 20% of the related Subordinate Percentage; and

•	With respect to any distribution date thereafter, the Senior Percentage for the related Senior Certificates;

Any scheduled reduction to the Senior Prepayment Percentage for the related senior certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction do not exceed (a) 30% of the aggregate Certificate Principal Balance of the related subordinate certificates as of the closing date (the “Original Subordinate Principal Balance”) if such distribution date occurs between and including the 73rd distribution date and 84th distribution date, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 85th distribution date and 96th distribution date, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 97th distribution date and 108th distribution date, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 109th distribution date and 120th distribution date, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after the 121st distribution date.

In addition, if on any distribution date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (b)(i) on or prior to the 36th distribution date, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the 36th distribution date, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Notes for such distribution date will equal the related Senior Percentage for the Senior Notes; provided, however, if on such distribution date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages on or prior to the 36th distribution date and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the related senior certificates for such distribution date, will equal the Senior Percentage for the related class of Offered Notes plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage for the related loan group or subgroup, as applicable, the numerator of which is the aggregate Certificate Principal Balance of the related senior certificates (other than the Class PO Certificates and Class R Certificates) immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage with respect to such senior certificates for such distribution date will equal 100%.

“Senior Principal Distribution Amount” with respect to the senior certificates related to a loan group or subgroup in a Shifting Interest Transaction and each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the Class PO Certificates and Class R Certificates), immediately prior to such distribution date):

(1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related subgroup or loan group on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received on the mortgage loans in the related subgroup or loan group during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related subgroup or loan group which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related subgroup or loan group during the related Prepayment Period and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related subgroup or group which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

“Stated Principal Balance” of any mortgage loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

(i)  the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

(ii)  all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)  any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” with respect to an OC Transaction, as defined in the related term sheet.

“Subordinate Certificate Writedown Amount” with respect to the subordinate certificates in a Shifting Interest Transaction, the amount by which (x) the aggregate Certificate Principal Balance of all of the certificates related to such Shifting Interest Transaction (other than any related classes of Class R Certificates and Class PO Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such certificates) exceeds (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan groups or subgroups on the due date related to such distribution date.

“Subordinate Optimal Principal Amount” with respect to the subordinate certificates in a Shifting Interest Transaction and each distribution date will be an amount equal to the sum of the following from each related loan group or subgroup (but in no event greater than the aggregate Certificate Principal Balance of such subordinate certificates immediately prior to such distribution date):

(1) the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related loan group or subgroup;

(4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each liquidated mortgage loan in the related loan group or subgroup, over (b) the sum of the amounts distributable to the holders of the related senior certificates (other than any related classes of Class R Certificates and Class PO Certificates) pursuant to clause (4) of the related definition of “Principal Distribution Amount” and clause (iv) of the related definition of “Class PO Certificate Principal Distribution Amount” on such distribution date;

(5) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by the sponsor or its designee in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6) on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) have all been reduced to zero, 100% of any applicable Principal Distribution Amount.

“Subordinate Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Percentage for the senior certificates related to such loan group or subgroup.

“Subordinate Prepayment Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Prepayment Percentage for such loan group or subgroup, except that on any distribution date after the Certificate Principal Balance of each class of related senior certificates has each been reduced to zero, the Subordinate Prepayment Percentage for the related subordinate certificates will equal 100%.

“Subsequent Recoveries” means any amount recovered by a servicer or the master servicer (net of reimbursable expenses) with respect to a defaulted mortgage loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such mortgage loan.

“Target Rate” with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the per annum rate specified in the accompanying term sheet for the assumed certificate based on which such Interest Rate Cap or Net Rate Cap is determined.

“Trigger Event Stepdown Date” with respect to an OC Transaction, as defined in the related term sheet.

“Unpaid Realized Loss Amount” with respect to the senior certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the senior certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

“10% Clean-up Call Date” in an OC Transaction as specified in the related term sheet, means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the end of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

“20% Clean-up Call Date” in an OC Transaction means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the end of the related Due Period is less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date. In addition, for any Shifting Interest Transaction the depositor shall cause to deposited into the Distribution Account an amount equal to the Certificate Principal Balance for each class of Class R Certificates to be added to the Available Funds for the related loan group or subgroup out of which principal distributions to such Class R Certificates will be made.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/BSARM II 2007-4 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Distributions on the Certificates in an OC Transaction

Interest Distributions. On each distribution date, the securities administrator will withdraw from the related Distribution Account the amount of the Interest Funds for each OC Structure Loan Group for such distribution date and, based on the related monthly statement provided to it by the master servicer and apply such amount as described in the related term sheet.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls will be allocated as described in the related term sheet.

In the case of an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, solely for federal income tax purposes, on each distribution date on which the weighted average of the Net Mortgage Rates on the mortgage loans in the related loan group is less than the related Target Rate, (i) the related Monthly Interest Distributable Amount or Current Interest distributable from a REMIC in respect of the related Capped Floater Certificates will include the Net WAC Pass-Through Amount for such distribution date, which amount will be deemed paid by the holders of such certificates to a reserve account (the “Net WAC Pass-Through Reserve Account”) and (ii) the related Monthly Interest Distributable Amount or Current Interest distributable from a REMIC in respect of the related Capped Inverse Floater Certificates will be net of the related Net WAC Pass-Through Amount for such distribution date, which amount the holders of such certificates will be deemed to receive from the Net WAC Pass-Through Reserve Account.

Any Excess Spread with respect to an OC Structure Loan Group to the extent necessary to restore or maintain a level of overcollateralization equal to the Overcollateralization Target Amount for such OC Structure Loan Group will be the related Extra Principal Distribution Amount or Overcollateralization Amount and will be included as part of the Principal Distribution Amount and distributed as described under principal distributions in the accompanying term sheet. Any Excess Spread remaining after the distribution of the related Extra Principal Distribution Amount or Overcollateralization Increase Amount will be the related Remaining Excess Spread and, together with any related Overcollateralization Release Amount, will be applied as related Excess Cashflow or Net Monthly Excess Cashflow as described in the related term sheet.

Principal Distributions. On each distribution date, the securities administrator will, based on the related monthly statement provided to it by the master servicer, distribute the Principal Distribution Amount with respect to the related senior certificates and related subordinate certificates for such distribution date to such classes of certificates as described in the related term sheet.

On each distribution date, all amounts representing prepayment charges in respect of the related mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates or other class of certificates as described in the related term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class P Certificates or such other class of certificates.

Excess Spread and Overcollateralization Provisions. On each distribution date, Excess Spread for an OC Structure Loan Group will be distributed as described in the related term sheet.

Distributions on the Senior Certificates in a Shifting Interest Transaction

(A) Subject to clause (F) below, on each distribution date the Available Funds for the related Shifting Interest Loan Group will be distributed to the related certificates as follows:

first, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, accrued interest on such classes of senior certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds for the related loan group or subgroup, as applicable;

third, to the senior certificates (other than the related principal only and Interest Only Certificates) in the manner and order of priority set forth in the term sheet, in reduction of the Certificate Principal Balances thereof to the extent of the remaining Available Funds for the related to loan group or subgroup, as applicable;

fourth, to the related Class PO Certificates, the related Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Available Funds for the related loan group or subgroup, as applicable, until the Certificate Principal Balance thereof has been reduced to zero; and

fifth, to the related Class PO Certificates, the related Class PO Certificate Deferred Payment Writedown Amount; provided that, (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for the related loan group or subgroup, as applicable, remaining after giving effect to distributions pursuant to priority first through fourth above, over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of related subordinate certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of such Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Certificate Deferred Payment Writedown Amount on or after the related Cross-Over Date.

(B) Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the related Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all related loan groups or subgroups, as applicable, after the distributions in (A) above will be distributed to the related subordinate certificates up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share, if any, for such distribution date, in each case, to the extent of the sum of the remaining Available Funds for the related loan groups or subgroups.

(C) In the case of a Cross-collateralized Transaction, on each distribution date prior to the related Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the senior certificates related to a loan group or subgroup in such Cross-collateralized Transaction to zero, the remaining class or classes of senior certificates in the remaining loan groups or subgroups (other than any related interest only, principal only and residual certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates’ respective loan group or subgroup, as applicable, allocated to such senior certificates, 100% of the Principal Prepayments on any mortgage loan in any loan group or subgroups relating to the class or classes of senior certificates of the fully repaid loan group or subgroup; provided, however, if (A) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of those Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans in the loan groups or subgroups related to such Cross-collateralized Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the related senior certificates, in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan relating to the fully repaid class or classes of senior certificates will be allocated to the related subordinate certificates.

(D) In the case of a Cross-collateralized Transaction, on any distribution date on which the aggregate Certificate Principal Balance of the senior certificates related a loan group or subgroup in such Cross-collateralized Transaction would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, as applicable, and any related subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to those subordinate certificates in respect of principal will be distributed to the senior certificates related to a loan group or subgroup, as applicable, (other than the related interest only, principal only and residual certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balances of the applicable senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the related subordinate certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such senior certificates, over (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group or subgroup, as applicable. Any such reduction in the Accrued Certificate Interest on the related subordinate certificates will be allocated in reverse order of the subordinate certificates’ payment priority.

(E) If, after distributions have been made pursuant to priorities first and second of clause (A) above on any distribution date, the remaining Available Funds (excluding the amount allocable to the Class R Certificates) related to a loan group or subgroup, as applicable, is less than the sum of the Principal Distribution Amount for such loan group or subgroup (and Class PO Certificate Principal Distribution Amount, if applicable), such amounts shall be reduced, and such remaining funds will be distributed to the related senior certificates (other than the related Interest Only Certificates and Class R Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the related Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall”). The Class PO Certificate Cash Shortfall for the Class PO Certificates with respect to any distribution date will be added to the related Class PO Certificate Deferred Payment Writedown Amount.

(F) Prior to the related Accretion Termination Date, Accrued Certificate Interest on any Accrual Certificates will be distributed to the related Accretion Directed Certificates, in the manner and order of priority described in the related term sheet, as principal, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero. This Accrued Certificated Interest on the Accrual Certificates will be added to the Certificate Principal Balance of such Accrual Certificates on the related distribution date. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the holder of the class of certificates specified in the related term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of such class of certificates.

The definition of Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group or subgroup, as applicable, based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, and the percentage interest of such loan group or subgroup evidenced by the related subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the senior certificates of the related loan group or subgroup for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans in each loan group or subgroup, as applicable, evidenced by the related subordinate certificates. Increasing the respective percentage interest in a loan group or subgroup, as applicable, of the related subordinate certificates relative to that of the applicable senior certificates is intended to preserve the availability of the subordination provided by such subordinate certificates.

For purposes of all principal distributions described above and for calculating the applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses” below.

Realized Losses on the mortgage loans will reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, prior to the date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to such subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, and will not reduce the accrued interest on the related senior certificates. Once the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero the interest portion of Realized Losses will be allocated to the related senior certificates (other than the principal only certificates and Class R Certificates).

If on any distribution date the Available Funds are less than Accrued Certificate Interest on the related senior certificates (other than the principal only certificates and Class R Certificates) for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the mortgage loans, the shortfall will be allocated among the holders of each such class of senior certificates (other than the certificates specified in the term sheet) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

Distributions on the Subordinate Certificates in a Shifting Interest Transaction

Distributions in reduction of the Certificate Principal Balances of the subordinate certificates in a Shifting Interest Transaction will be made pursuant to priority (c) of clause (B) under “—Distributions on the Certificates.” In accordance with such priority, the Available Funds from any related loan group or subgroup, as applicable, if any, remaining after distributions of principal and interest on the related class or classes of senior certificates on such distribution date will be allocated to the related subordinate certificates in an amount equal to each such class’s Allocable Share for such distribution date; provided that, no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) will be allocated on a pro rata basis among the class of related subordinate certificates with the highest payment priority then outstanding and each other class of related subordinate certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any subordinate certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As stated above, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group or subgroup, as applicable, will be allocated to the related senior certificates (other than the related Interest Only, Class PO and Class R Certificates and any lockout certificates to the extent described in the related term sheet), with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this term sheet supplement, unless certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the senior certificates (other than the related Interest Only Certificates and Class R Certificates and any lockout certificates to the extent described in the related term sheet) related to a loan group or subgroup, as applicable, immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage for such senior certificates will equal 100%.

Principal Distributions on Retail Lottery Certificates

General. Beneficial owners of the Retail Lottery Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of the Retail Lottery Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of the Retail Lottery Certificates other than Deceased Holders, referred to as “Living Holders,” who request distributions will be entitled to a second priority.

Prospective certificateholders in the Retail Lottery Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under “—Priority of Requested Distributions” and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an “Individual Retail Lottery Certificate” and (ii) only to the extent that the portion of the Senior Principal Distribution Amount allocated to the Retail Lottery Certificates on the applicable distribution date (plus any amounts available from the Rounding Account, as applicable) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on the Retail Lottery Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of the Retail Lottery Certificates by random lot, as described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates.”

On each distribution date on which amounts are available for distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Retail Lottery Certificates are made by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to the Retail Lottery Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Retail Lottery Certificates are to be made, the aggregate amount allocable to the Retail Lottery Certificates will be applied first to repay any funds withdrawn from the Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the Certificate Principal Balance of the Retail Lottery Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures. The class of Class R Certificates specified in the pooling and servicing agreement will be entitled to any amount remaining in the Rounding Account after the aggregate Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero.

Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Retail Lottery Certificates, including any Realized Losses allocated to the Retail Lottery Certificates for which payment is not made under the related financial guaranty insurance policy, as applicable, distribution in reduction of the Certificate Principal Balance of the Retail Lottery Certificates will be made pro rata among the holders of the Retail Lottery Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

There is no assurance that a beneficial owner of an Retail Lottery Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on the Retail Lottery Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates,” there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of the Retail Lottery Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RETAIL LOTTERY CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

Priority of Requested Distributions. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under “—Procedure for Requested Distributions,” beneficial owners of the Retail Lottery Certificates have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Retail Lottery Certificates until all such requests have been honored.

Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Retail Lottery Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to the Retail Lottery Certificates so that such request is received by the securities administrator from DTC on DTC’s “participant terminal system” on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the securities administrator certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC’s participant terminal system. The securities administrator will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the issuing entity, the related Certificate Insurer, as applicable, the securities administrator or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the securities administrator or for any changes made to the procedures described in this term sheet supplement by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the securities administrator for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the securities administrator on DTC’s participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of an Retail Lottery Certificate submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the securities administrator or has been withdrawn by the participant in writing. Each Individual Retail Lottery Certificate covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the securities administrator certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Retail Lottery Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Retail Lottery Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. The Retail Lottery Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Retail Lottery Certificates greater than the number of Individual Retail Lottery Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Retail Lottery Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Retail Lottery Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of an Retail Lottery Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of an Retail Lottery Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

With respect to Retail Lottery Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the securities administrator will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Retail Lottery Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Retail Lottery Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

Any beneficial owner of an Retail Lottery Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC’s participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC’s participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Retail Lottery Certificate on the applicable distribution date.

Mandatory Distributions of Principal on the Retail Lottery Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on a distribution date exceed the outstanding Certificate Principal Balance of the Retail Lottery Certificates with respect to which distribution requests have been received by the applicable record date, additional Retail Lottery Certificates in lots equal to Individual Retail Lottery Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the issuing entity, the master servicer, the securities administrator or the trustee to the beneficial owners of the Retail Lottery Certificates for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Retail Lottery Certificates selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

Allocation of Losses

OC Transaction

Any Realized Losses on the mortgage loans in an OC Structure Loan Group will be applied on any distribution date as described in the related term sheet.

Unless otherwise described in the related term sheet, the pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the related senior certificates. In those cases, investors in the related senior certificates should note that although the principal portion of Realized Losses cannot be allocated to the related senior certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans in the related loan group to pay the related senior certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the Optional Termination Holder of its optional termination right, there may be insufficient amounts available to pay the related senior certificates in full.

Once Realized Losses have been allocated to the related subordinate certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, in certain circumstances if described in the related term sheet, Applied Realized Loss Amounts allocable to the related subordinate certificates may be repaid to the holders of such certificates from remaining Net Monthly Excess Cashflow for the related loan group.

Any allocation of a Realized Loss to a subordinate certificate in an OC Structure Loan Group will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this term sheet supplement, in no event will the Certificate Principal Balance of any related subordinate certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Net Monthly Excess Cashflow for the related loan group.

Shifting Interest Transaction

Realized Losses with respect to any mortgage loan in a Shifting Interest Transaction will be allocated on a pro rata basis between the PO Percentage of the Stated Principal Balance of such mortgage loan and the Non-PO Percentage of such Stated Principal Balance.

On each distribution date, the PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in a Shifting Interest Transaction and any related Class PO Certificate Cash Shortfall will be allocated to the related Class PO Certificates until the Certificate Principal Balance of such Class PO Certificates is reduced to zero and the remainder of such Realized Losses will be allocated as described in the following paragraph below. With respect to any distribution date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any Realized Losses and any Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the “Class PO Certificate Deferred Amount.” To the extent funds are available therefor on any distribution date through the related Cross-Over Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class PO Certificates will be made in accordance with priority fifth of clause (A) under “—Distributions on the Certificates in a Shifting Interest Transaction” in this term sheet supplement. No interest will accrue on the Class PO Certificate Deferred Amount. On each distribution date through the related Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of related subordinate certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the related Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Certificate Deferred Amount.

The Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date sequentially to each class of related subordinate certificates, beginning with the class with the lowest payment priority, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the Non-PO Percentage of principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date to the outstanding class or classes of related senior certificates (other than the related Interest Only, Class PO and Class R Certificates), pro rata, based upon their respective Certificate Principal Balances; provided that, those Realized Losses otherwise allocable to a class of senior certificates may be allocated to another class of senior certificates as described in the related term sheet.

No reduction of the Certificate Principal Balance of any class of a senior certificate (other than the related Interest Only Certificates and Class R Certificates) shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such senior certificates (other than the related Interest Only Certificates and Class R Certificates) as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date. This limitation is referred to in this term sheet supplement as the Loss Allocation Limit.

In the event that the related servicer or the master servicer receives any Subsequent Recoveries in respect of the mortgage loans, such Subsequent Recoveries will be included as a part of the Interest Funds or Principal Funds for the related loan group or subgroup, as the case may be, for the related distribution date and distributed in accordance with the priorities described under “Description of the Certificates” in this term sheet supplement and the Certificate Principal Balance of each class of subordinate certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs.

Calculation of One-Month LIBOR

Some classes of certificates may have a pass-through rate based on one-month LIBOR, which are referred to in this term sheet supplement as LIBOR Certificates. On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Reuters Screen LIBOR01 Page, which is the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. (London time) on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for any other Interest Accrual Period shall be calculated as described above.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates bearing interest at an adjustable rate for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates for such Interest Accrual Period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer, the Certificate Insurer, if any, and the depositor a statement generally setting forth, among other information:

1.  the applicable accrual periods for calculating distributions and general distribution dates;

2.  with respect to each loan group, the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.  with respect to each loan group or subgroup, the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount or Overcollateralization Increase Amount included therein;

5.  with respect to each loan group, the Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carryover Amount and any accrued but unpaid interest for the related offered certificates (if any);

6.  with respect to each loan group or subgroup, the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

7.  with respect to each loan group and subgroup, the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

8.  the pass-through rate for each class of offered certificates for such distribution date;

9.  with respect to each loan group and any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

10.  with respect to each loan group, whether a Stepdown Date or a Trigger Event is in effect;

11.  with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

12.  with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

13.  with respect to each loan group and, unless otherwise previously reported on Form 10-D, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

14.  with respect to each loan group, the amount of the Prepayment Charges remitted by each servicer and the amount on deposit in the related reserve fund; and

15.  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Certificate Insurer, if any, via the securities administrator’s internet website. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, with the consent of the Certificate Insurer, if any, but without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof;

provided that, such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the financial guaranty insurance policy issued by the Certificate Insurer, if any, in connection with the Insured Certificates, if any).

In addition, the pooling and servicing agreement may be amended with the consent of the Certificate Insurer, if any, but without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the master servicer, the securities administrator, the trustee and the Certificate Insurer, if any, have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, with the consent of the Certificate Insurer, if any, and the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes; or

•
reduce the aforesaid percentage of aggregate outstanding principal balances of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Certificate Insurer, if any) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund’s REMIC elections to fail to qualify as a REMIC for federal tax purposes.

Notwithstanding the foregoing, the Certificate Insurer, if any, shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the related Insured Certificates, if any. So long as there is not a continuing default by the Certificate Insurer, if any, of its obligations under the related Certificate Policy, if any, the Certificate Insurer has, and may exercise without the consent of the holders of the related Insured Certificates, all of the rights of the holders of such Insured Certificates under the pooling and servicing agreement.

Voting Rights

As of any date of determination, with respect to the certificates (only to the extent of voting rights for the respective group of certificates),

•
holders of the certificates (other than any Interest Only Certificates, any Class P Certificate that is entitled to prepayment penalties on the related mortgage loans and any residual certificates) will be allocated 100% of all voting rights minus the aggregate percentages allocated to the other related certificates as described in the bullet points below, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•	holders of any class of Interest Only Certificates will each be allocated 1% of all voting rights,

•	holders of any class designated as a Class C Certificate in the related term sheet will each be allocated 3% of all voting rights,

•
holders of any class designated as a Class P Certificate that is entitled to prepayment penalties on the related mortgage loans as specified in the related term sheet will each be allocated 1% of all voting rights, and

•	holders of each class of residual certificates will be allocated 0.25% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect a group of certificates will be voted on solely by the related classes.

Certain Rights of the Certificate Insurer

The Certificate Insurer, if any, shall be subrogated to the rights of each holder of a related Insured Certificate, if any, to receive distributions on such Insured Certificates, as applicable, to the extent of any payment by such Certificate Insurer under the related Certificate Policy, if any.

Unless it is in default under the terms of the Certificate Policy, if any, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Certificate Insurer, if any, pursuant to the terms of the pooling and servicing agreement, each holder of a related Insured Certificate agrees that the related Certificate Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the sponsor as if such Certificate Insurer were the holder of all related Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of such Insured Certificates thereunder without any further consent of the holders of the related Insured Certificates and the holders of such Insured Certificates will not exercise any of such rights without the prior written consent of the related Certificate Insurer. Once the Insured Certificates have been paid in full and any Reimbursement Amount owed to the related Certificate Insurer has been paid, these rights will terminate.

Optional Termination

The entity identified in the related term sheet (the “Optional Termination Holder”) will have the right to purchase all remaining mortgage loans and REO properties in the related loan group or portion of the trust fund, as indicated in the related term sheet, and thereby effect early retirement of all of the related certificates on any distribution date (unless otherwise stated to the contrary with respect to any residual certificates in the related pooling and servicing agreement) after the aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the related portion of the trust has been reduced to less than the percentage specified in the related term sheet of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date. We refer to such date as the related optional termination date. In the event that the Optional Termination Holder exercises such option it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each related mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

•
any related unreimbursed out-of-pocket costs and expenses of the trustee, the servicers or the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicers or the master servicer, as the case may be, in the performance of their respective servicing obligations, and any Reimbursement Amount due to the Certificate Insurer, if any.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in “Description of the Certificates”. In the event that the purchase price to be paid by the Optional Termination Holder is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

This right may be assigned by EMC to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the trust may affect the loss and delinquency tests which determine the level of the related overcollateralization target amount, which may adversely affect the market value of the certificates.

In addition, EMC will, at its option, purchase any mortgage loan from the issuing entity for which the first scheduled payment due to the issuing entity after the closing date becomes thirty days past due; provided, however, such mortgage loan was purchased by EMC or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such originator to repurchase such mortgage loan if one or more scheduled payments becomes 30 or more days delinquent (and such originator has agreed to repurchase such mortgage loan). Such purchase shall be made at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

Events of Default

Events of default under the pooling and servicing agreement include:

•
any failure by the master servicer to remit to the securities administrator any amount received or collected by it with respect to the mortgage loans, and any advance required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the securities administrator, the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the securities administrator, the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however, the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld) as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, or the Certificate Insurer, if any, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder or the Certificate Insurer, if any, previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or such Certificate Insurer, has made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Securities Administrator

Information regarding the securities administrator is identified in the related term sheet and in Schedule III of this term sheet supplement.

Using information set forth in this term sheet supplement, the securities administrator will recreate the cashflow model for the trust based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be obligated to appoint a successor securities administrator with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The securities administrator undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the securities administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the pooling and servicing agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

1. On each distribution date, the securities administrator will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the pooling and servicing agreement.

2. Except for those actions that the securities administrator is required to take under the pooling and servicing agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the pooling and servicing agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Trustee

Information regarding the trustee is provided in the related term sheet and in Schedule III of this term sheet supplement.

The Custodians

Information regarding any custodian is provided in the related term sheet and in Schedule III of this term sheet supplement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Some of the mortgage loans may have provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to three years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The certificates specified in the related term sheet will be entitled to all prepayment charges received on the mortgage loans. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “nonconforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates in an OC Transaction will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balance of the related offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related senior certificates and subordinate certificates;

•	the delinquency and default experience of the mortgage loans in the related loan group, and

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the related Class C Certificates and residual certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level for the related loan group has been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

The yields to maturity of the offered certificates and, in particular the subordinate certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If a Realized Loss for the related loan group is allocated to a related class of subordinate certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

As described under “Description of the Certificates—Allocation of Losses”, amounts otherwise distributable to holders of the subordinate certificates in a Shifting Interest Transaction may be made available to protect the holders of the related senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by monthly advances, and amounts otherwise distributable to holders of the related subordinate certificates with a lower payment priority may be made available to protect the holders of related subordinate certificates with a higher payment priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the related subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the related subordinate certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of related subordinate certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of such Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of related subordinate certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See “Description of the Certificates—Distributions on the Certificates in a Shifting Interest Transaction” and “—Distributions on the Subordinate Certificates in a Shifting Interest Transaction” in this term sheet supplement.

Yield Considerations for Specific Classes

Retail Certificates and Retail Lottery Certificates. Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Retail Lottery Certificates. Payments of principal on certain classes of certificates as identified in the related term sheet may be allocated according to a random lot procedure. See “Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Lockout Certificates. Investors should be aware that the Lockout Certificates may not receive any principal payments on the related mortgage loans prior to the distribution date specified in the term sheet unless certain conditions are met. As a result, the weighted average life of each class of Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of this class of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both principal and interest.

Scheduled Certificates. Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Accrual Certificates and Accretion Directed Certificates. On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in the related term sheet, will receive as monthly principal distributions the related Accrual Distribution Amount. On or prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of such Accretion Directed Certificates would be extended.

In addition, investors in the Accrual Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the related Accretion Termination Date could be different from that assumed at the time of purchase.

Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this term sheet supplement, until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Subordinate Certificates. In a Shifting Interest Transaction, if the Certificate Principal Balance of the subordinate certificates with the lowest payment priority has been reduced to zero, the yield to maturity on the subordinate certificates with the next highest payment priority will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on such mortgage loans will be allocated to such class of subordinate certificates. Investors in the subordinate certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

Prepayment Considerations

The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The effective yield to the holders of those classes of certificates that have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

The “final scheduled distribution date” for each class of offered certificates in any OC Structure Transaction is the date specified in the related term sheet, which is the distribution date in the month following the latest maturing mortgage loan in the related loan group. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described herein and

•	the related Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” herein.

The “final scheduled distribution date” for each class of offered certificates in any Shifting Interest Transaction is the distribution date specified in the related term sheet, which are the distribution dates in the month following the latest maturing mortgage loan in the related loan groups. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•	the Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” in this term sheet supplement.

Prepayments on the mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this term sheet supplement, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans.

There is no assurance, however, prepayments on the mortgage loans will conform to any level of the Prepayment Assumption, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

Any computational materials provided to you are based on the following structuring assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in the month after the month in which the cut-off date occurs, in accordance with the payment priorities defined herein;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the related mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in the month after the month in which the cut-off date occurs, there are no shortfalls in the payment of interest to related certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in the month in which the cut-off date occurs, and include 30 days, interest thereon;

•	the level of One-Month LIBOR remains constant at current levels as of a specified date reasonably contemporaneous with the offering;

•	the closing date for the certificates is the date specified in the term sheet;

•	any class entitled to only prepayment charges has a Certificate Principal Balance equal to zero; and

•	the Optional Termination Holder does not exercise its right to purchase the related assets of the trust fund on the related optional termination date.

LIBOR Certificate Yield Considerations

The yields to investors on the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on some of the certificates will vary with LIBOR and the pass-through rate on some of the other certificates will vary inversely with LIBOR. The pass-through rates on the LIBOR Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the LIBOR Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

It is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The yield to maturity on the LIBOR Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some classes of LIBOR Certificates that are Interest Only Certificates are equal to the Certificate Principal Balances of classes of certificates identified in the related term sheet. Investors in such LIBOR Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

Principal Only Certificate Yield Considerations

Some of the offered certificates and the Class PO Certificates will be “principal only” certificates, which will not bear interest and will be offered at a substantial discount to their original principal amounts. Rates of principal payments (including prepayments) will have a material negative effect on the yield to investors in the principal only and Class PO Certificates.

Interest Only Certificate Yield Considerations

The yield to maturity on some offered certificates which are “interest only” certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some of the Interest Only Certificates may be equal to the Certificate Principal Balance of another class or classes of offered certificates or equal to the aggregate Stated Principal Balance of the mortgage loans in a loan group or subgroup, as applicable, that have Net Mortgage Rates greater than the per annum rate as described in the related term sheet.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely To The Class R Certificates

The certificateholders’ after-tax rate of return on their Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of residual certificates will have tax liabilities with respect to their Class R Certificates during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Class R Certificates will have tax liabilities with respect to their Class R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

Holders of Class R Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Class R Certificates on after-tax rates of return on the Class R Certificates. See “Federal Income Tax Consequences” in this term sheet supplement and in the prospectus.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The pooling and servicing agreement will provide that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and the certificates, other than the residual certificates, exclusive of, if applicable, any right to receive any Net WAC Pass-Through Amount, any right to receive payments of additional interest amounts under any interest rate corridor contract, or any right to receive Basis Risk Shortfall Carry Forward Amounts or Net WAC Rate Carryover Amounts, all as described in this term sheet supplement or the related term sheet, will represent regular interests in a REMIC, and the residual certificates will each represent the sole class of residual interests in a REMIC.

Taxation of Regular Certificates

A holder of a certificate (each, a “Regular Certificate”), other than a residual certificate, will be treated for federal income tax purposes as owning a regular interest in a REMIC.

Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below and, if applicable, subject to the discussion below under “—Special Tax Considerations Applicable to Regular Certificates in an OC Transaction,” be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder’s income with respect to the Regular Certificate.

Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, some or all of the Regular Certificates may be issued with original issue discount, known as OID. We refer you to“Federal Income Tax Consequences” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption as described in the related term sheet. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Internal Revenue Service (the “IRS”) has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, in particular, the holders of any Interest Only Certificates, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuing entity. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Holders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences” in the prospectus.

Special Tax Considerations Applicable to Regular Certificates in an OC Transaction

Further to the above, in the case of an OC Transaction, each holder of a Regular Certificate will be deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts and, if applicable and as described in the related term sheet, payments of additional interest amounts under an interest rate corridor contract.

Any Capped Floater Certificates in an OC Transaction will also represent the obligation to make payments in respect of a Net WAC Pass-Through Amount to a Net WAC Pass-Through Reserve Account, which obligation shall not be an interest in any REMIC but a contractual obligation of the holders of such certificates. Any Capped Inverse Floater Certificates in an OC Transaction will also represent the right to receive payments from the Net WAC Pass-Through Reserve Account in respect of Net WAC Pass-Through Amounts.

The treatment of amounts received by a holder of a Regular Certificate in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, or of amounts received or paid in respect of Net WAC Pass-Through Amounts, or, if applicable and as described in the related term sheet, of additional interest amounts under an interest rate corridor contract, will depend on the portion, if any, of such holder’s purchase price allocable to the rights or obligations with respect thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, its undivided interest in the right to receive payments in respect of Net WAC Pass-Through Amounts, its obligation to make payments in respect of Net WAC Pass-Through Amounts and, if applicable and as described in the related term sheet, its undivided interest in the right to receive payments of additional interest amounts under an interest rate corridor contract, in accordance with the relative fair market values of each property right or obligation. The securities administrator will, as required, treat any payments made to the holders of Regular Certificates in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, any payments made by any Capped Floater Certificateholders and received by any Capped Inverse Floater Certificateholders in respect of Net WAC Pass-Through Amounts, and, if applicable and as described in the related term sheet, any payments of additional interest amounts under an interest rate corridor contract, as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID regulations provide that the trust’s allocation of the issue price is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the securities administrator may treat the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, the right to receive payments in respect of Net WAC Pass-Through Amounts, the obligation to make payments in respect of Net WAC Pass-Through Amounts and, if applicable and as described in the related term sheet, the right to receive payments of additional interest amounts under an interest rate corridor contract, as having more than a de minimis value. Under the REMIC regulations, the securities administrator is required to account for the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, the right to receive payments in respect of Net WAC Pass-Through Amounts, the obligation to make payments in respect of Net WAC Pass-Through Amounts and, if applicable and as described in the related term sheet, the right to receive payments of additional interest amounts under an interest rate corridor contract, as discrete property rights or obligations. It is possible that the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts could be treated as a partnership among the holders of the Regular Certificates in an OC Transaction and the related Class C Certificates, and that the right to receive payments in respect of Net WAC Pass-Through Amounts could be treated as a partnership among the holders of the Capped Floater Certificates and the Capped Inverse Floater Certificates in an OC Transaction. In each case, holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts. Holders of the Regular Certificates in an OC Transaction are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of Regular Certificates in an OC Transaction will be unable to use the integration method provided for under such regulations with respect to those certificates. If the securities administrator’s treatment of payments of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts or, if applicable and as described in the related term sheet, the additional interest amounts under an interest rate corridor contract is respected, ownership of the right to receive, or the obligation to make, such payments will entitle the owner to amortize the price paid, or deemed to be received, as applicable, therefor under the Notional Principal Contract Regulations.

Upon the sale of a Regular Certificate in an OC Transaction, the amount of the sales price allocated to the selling certificateholder’s right to receive, or obligation to make, any payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts or, if applicable and as described in the related term sheet, the additional interest amounts under an interest rate corridor contract, would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts or, if applicable and as described in the related term sheet, the additional interest amounts under an interest rate corridor contract, in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive such payments, and such gain or loss generally will be treated as capital gain or loss. Although not entirely clear, a holder of a Regular Certificate would likely have gain or loss from such a termination of the obligation to make payments in respect of Net WAC Pass-Through Amounts in an amount equal to (i) any termination payment it paid or is deemed to have paid in connection with such termination minus (ii) the unamortized portion of any amount received (or deemed received) by the holder upon entering into or assuming its obligation to make such payments, and such gain or loss may be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat any gain or loss attributable to the foregoing termination event as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amount could be treated as a partnership among the holders of the Regular Certificates in an OC Transaction and the related Class C Certificates, and that the right to receive payments in respect of the Net WAC Pass-Through Amount could be treated as a partnership among the holders of the Capped Floater Certificates and the Capped Inverse Floater Certificates in an OC Transaction. In each case, holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount or Net WAC Pass-Through Amount.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions,” called the “Prohibited Transactions Tax.” In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that makes REMIC elections made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the “Contributions Tax.” None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s, securities administrator’s or the trustee’s obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, securities administrator or trustee, in either case, out of its own funds. In the event that the master servicer, securities administrator or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the pooling and servicing agreement.

Status of the Regular Certificates

With respect to the Regular Certificates in an OC Transaction, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive payments in respect of the Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, or any right to receive, or obligation to pay, Net WAC Pass-Through Amounts, or, if applicable and as described in the related term sheet, any right to receive additional interest amounts under an interest rate corridor contract, as described in this term sheet supplement or related term sheet. The Regular Certificates will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a Regular Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Regular Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of each Regular Certificate in an OC Transaction to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, or the right to receive, or obligation to pay, any Net WAC Pass-Through Amounts, or, if applicable and as described in the related term sheet, any right to receive additional interest amounts under an interest rate corridor contract, will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates in an OC Transaction may not be suitable investments for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of residual certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the residual certificates. The pooling and servicing agreement will include special provisions regarding the transfer of residual certificates to ensure that any transferee of a residual certificate is not a disqualified organization, is not acquiring the residual certificate on behalf of a disqualified organization and will maintain that status and will obtain similar assurances from any person to whom the transferee shall subsequently transfer a residual certificate, and that any transfer of a residual certificate to a disqualified organization shall be null and void. In addition, the pooling and servicing agreement will contain provisions prohibiting the transfer of residual certificates to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the residual certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations, and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the residual certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the residual certificates.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The residual certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the residual certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs’ terms as a result of their ownership of the residual certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a residual certificate, or possibly later under the “wash sale” rules of Section 1091 of the Code, may cause the residual certificateholders’ after-tax rate of return to be zero or negative even if the residual certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the residual certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the residual certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a residual certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability.

Potential investors in residual certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the residual certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the securities administrator as their agent to perform all of the duties of the tax matters person for the related REMIC.

Purchasers of the residual certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the residual certificates.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Federal Income Tax Consequences” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

(a)  in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(b)  such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(c)  a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(d)  immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the securities administrator, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

It is expected that the Exemption will apply to the acquisition and holding of the offered senior certificates and the offered subordinate certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate. As noted above, one requirement for eligibility of the offered certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on outstanding principal balance of the mortgage loan and the fair market value of any of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loans in the mortgage pool than it is for any mortgage loan that is not seasoned.

Each beneficial owner of an offered subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings, Moody’s, Dominion Bond Rating Servicer Limited (known as DBRS Limited or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.), and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as the underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor and EMC.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of EMC and the underwriter.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. Wells Fargo Bank, N.A. is the securities administrator, a custodian, an originator and a servicer. EMC is the sponsor, the master servicer and a servicer. Countrywide Home Loans, Inc. is both an originator and a servicer and is an affiliate of Treasury Bank as described herein. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that, except as otherwise disclosed herein, relate to the certificates or the pooled assets. Except as otherwise disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of each class of offered certificates that it receives at least the rating in the term sheet by one or more rating agencies including Standard & Poor’s, Moody’s and/or Fitch.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings on the offered certificates do not address the likelihood of receipt by the holders of the offered certificates of any amounts in respect of Net WAC Rate Carryover Amounts. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

The depositor has not requested ratings of the offered certificates by any rating agency other than Moody’s and Standard & Poor’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

Unless otherwise specified in the related term sheet, the classes of certificates in the two highest rating categories by any rating agency will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

INDEX OF DEFINED TERMS

20% Clean-up Call Date
Accretion Directed Certificates
Accretion Termination Date
Accrual Certificates
Accrual Distribution Amount
Accrued Certificate Interest:
Allocable Share:
Alternative Documentation Program
Applied Realized Loss Amount:
Available Funds
Basic Principal Distribution Amount
Capped Capped Inverse Floater Certificates
Capped Floater Certificates
Certificate Insurer
Certificate Policy
Certificate Principal Balance
Class PO Certificate
Class PO Certificate Cash Shortfall
Class PO Certificate Deferred Amount
Class PO Certificate Deferred Payment Writedown Amount:
Class PO Certificate Principal Distribution Amount:
Class Prepayment Distribution Trigger:
Class R Certificates
Clearstream
CLUES Plus Documentation Program
Code
Compensating Interest
Contributions Tax
Cross-Over Date
CSSF
Deceased Holder
Discount Mortgage Loan:
DTC
Due Period
Early Turbo Payment Date
EMC Mortgage Corporation
EMC Servicing
ERISA
Euroclear
Excess Spread
Exemption
Expanded Underwriting Guidelines
Extra Principal Distribution Amount
FICO Credit Scores
Financial Intermediary
Fiscal Quarter
Full Documentation Program
Global Securities
Greenpoint Mortgage Funding, Inc.
HELOCs
Individual Retail Lottery Certificate:
Insurance Agreement
Insurance Proceeds
Insured Certificates
Interest Accrual Period
Interest Funds
Interest Only Certificates:
Interest Rate Cap
Interest Shortfall
IRS
Lender-Paid PMI Rate
LIBOR business day
Liquidation Proceeds
Living Holders:
Loan-to-Value Ratio
MERS
MERS® System
Monthly Interest Distributable Amount
Net Interest Shortfalls
Net Liquidation Proceeds
Net Monthly Excess Cashflow
Net Mortgage Rate
Net WAC Pass-Through Reserve Account
Net WAC Rate Carryover Amount
No Income/No Asset Documentation Program
Non-Discount Mortgage Loan
Non-PO Percentage
non-U.S. person
Notional Amount
Notional Principal Contract Regulations
Optional Termination Holder
Original Subordinate Principal Balance
Overcollateralization Increase Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Overcollateralized Amount
Parity Act
Plans
PO Percentage
Preferred Processing Program
Prepayment Period
Principal Distribution Amount
Principal Funds
Principal Remittance Amount
PTCE
PTE
Realized Loss
Reduced Documentation Program
Reference Banks
Regular Certificate
Reimbursement Amount
Relief Act
Remaining Excess Spread
REO
Reserve Fund
Restricted Group
Rounding Account
Rules
Senior Percentage
Senior Prepayment Percentage
Senior Principal Distribution Amount
Standard Underwriting Guidelines
Stated Income/Stated Asset Documentation Program
Stated Principal Balance
Streamlined Documentation Program
Subordinate Certificate Writedown Amount
Subordinate Optimal Principal Amount
Subordinate Percentage
Subordinate Prepayment Percentage
Subsequent Recoveries
Target Rate
Tax Counsel
U.S. person

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2007-4 (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this term sheet supplement the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used in this term sheet supplement, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SCHEDULE I

THE ORIGINATORS

Wells Fargo Bank, National Association

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

(a) Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Prime Fixed-Rate Loans”);

(b) Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Prime Adjustable-Rate Loans”);

(c) Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Fixed-Rate Loans”); and

(d) Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Adjustable-Rate Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Prime Fixed-Rate Loans	1,982	$364,734,875	2,445	$556,193,433	5,320	$1,209,020,397
Alt-A Prime Adjustable-Rate Loans*	0	$0.00	0	$0.00	1,220	$420,962,607
Alt-A Minus Fixed-Rate Loans	10,506	$1,711,167,964	24,630	$4,499,161,624	23,218	$4,343,902,519
Alt-A Minus Adjustable-Rate Loans	12,876	$2,858,098,653	8,143	$1,772,154,001	1,413	$293,559,837

(* Note: All of the mortgage loans previously reported under "Alt-A Prime Adjustable Rate Loans" for 2004 and 2005 were “prime” investment property mortgage loans. In 2006, consistent with a change in its underwriting guidelines, Wells Fargo Bank changed the classification of “prime” investment property mortgage loans so that such mortgage loans are classified with other adjustable rate mortgage loans originated under Wells Fargo Bank’s “prime” underwriting guidelines and are now reported under that “asset type” for all periods shown.)

WELLS FARGO BANK’S MORTGAGE LOAN PROGRAMS

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s general or modified underwriting standards.

Mortgage Loan Underwriting

The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, and (iii) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General Standards

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two-to-four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) (“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. The “Combined Loan-to-Value Ratio”” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Prime Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Prime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

Prime Coverage Percentages
Loan-to-Value Ratios	Documentation Types	Category I Prime Mortgage Loans	Category II Prime Mortgage Loans

95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Prime Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, Balloon Loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

“Category II Prime Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 10, 15 or 20 years.

In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Modified Standards

In comparison to Wells Fargo Bank’s “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum “combined” Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties.

On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their “alternative” mortgage loans (the “EFA Program”). Under the EFA Program, mortgage loans are divided into two general categories, “Alt-A Prime” and “Alt-A Minus”. Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category. The differences between these categories are discussed herein. All “alternative” mortgage loan originated by Wells Fargo Bank on and after July 10, 2006, were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower’s primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four-family residences that a borrower may finance with Wells Fargo Bank.

Generally, Wells Fargo Bank originates Alt-A Prime Loans with the requirement to obtain primary mortgage insurance and Alt-A Minus Loans either with or without the requirement to obtain primary mortgage insurance. For Alt-A Prime Loans the primary insurance is paid by the borrower and for Alt-A Minus Loans the primary mortgage insurance is paid by Wells Fargo Bank. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the “Alt-A Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Alt-A Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios and documentation types are as follows:

Alt-A Coverage Percentages
Loan-to-Value Ratios	Documentation Types	Category I Mortgage Loans	Category II Mortgage Loans
97.01% to 100.00%	Full documentation	35%	35% for Alt-A Minus 30% for Alt-A Prime
95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Alt-A Mortgage Loans” includes Mortgage Loans with terms to maturity in excess of 20 years.

“Category II Alt-A Mortgage Loans” includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its “Mortgage Express alternative-A” program (“ ALT-A Minus”), which was in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants were as follows:

Credit Level	Existing Mortgage History	Documentation Type	Credit Bureau Score*	Maximum Combine Loan to Value Ratio**
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	600 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

* Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only. On a case-by case basis, Wells Fargo Bank may have made the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program had loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and loan-to-value ratios and combined loan-to-value ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30- and 40-year Balloon Loans; and various types of Adjustable Rate Loans. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program generally range from a minimum of $300,000 to a maximum of $6,000,000 for Alt-A Prime and from a minimum of $400,000 to a maximum of $4,000,000 for Alt-A Minus.

To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments. To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The EFA program includes No Ratio Loans with a borrower’s option to have assets verified, Stated Loans with a borrower’s option to have assets verified, Full Documentation Loans and No Documentation Loans.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum loan-to-value ratios and combined loan-to-value ratios for the Alt-A Prime and Alt-A Minus mortgage loans originated under the EFA Program:

Credit Level	Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan to Value Ratio**	Maximum Combined Loan to Value Ratio**
Alt-A Prime	Full Documentation	Owner occupied	$6,000,000	100%	100%
Alt-A Prime	Full Documentation	Second home	$6,000,000*	95%	100%
Alt-A Prime	Full Documentation	Non-owner occupied	$4,000,000	90%	100%
Alt-A Prime	Stated with option of verification of assets	Owner occupied	$6,000,000	95%	100%
Alt-A Prime	Stated with option of verification of assets	Second home	$6,000,000*	90%	90%
Alt-A Prime	Stated with option of verification of assets	Non-owner occupied	$4,000,000	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Prime	No Ratio with option of verification of assets	Second home	$4,000,000*	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Non-owner occupied	$3,000,000	90%	90%
Alt-A Prime	No Documentation	Owner occupied	$3,000,000	95%	95%
Alt-A Prime	No Documentation	Second home	$3,000,000	80%	80%
Alt-A Prime	No Documentation	Non-owner occupied	$1,000,000	75%	75%
Alt-A Minus	Full Documentation	Owner occupied	$4,000,000	100%	100%
Alt-A Minus	Full Documentation	Second home	$4,000,000	95%	100%
Alt-A Minus	Full Documentation	Non-owner occupied	$3,000,000	90%	100%
Alt-A Minus	Stated with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Minus	Stated with option of verification of assets	Second home	$2,000,000	90%	90%
Alt-A Minus	Stated with option of verification of assets	Non-owner occupied	$2,000,000	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Minus	No ratio with option of verification of assets	Second home	$2,000,000*	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Non-owner occupied	$1,000,000	90%	90%
Alt-A Minus	No Documentation	Owner occupied	$2,000,000	95%	95%
Alt-A Minus	No Documentation	Second home	$2,000,000*	75%	75%
Alt-A Minus	No Documentation	Non-owner occupied	$750,000	75%	75%

_________________________________

* The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

**  The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan and the type of mortgaged property. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under a “No Ratio” program (such Mortgage Loans, “No Ratio Loans”) or under a “No Documentation” program (such Mortgage Loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrowers would not have been required to provide any information in their loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower has the option to have assets verified and certain minimum “cash reserves” are required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

In the case of the “Stated” program (such Mortgage Loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower has the option to have assets verified and certain minimum “cash reserves” are required. Under the Stated program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined at the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s income as determined at the discretion of the loan underwriter.

In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the “Stated Reduced” program (such Mortgage Loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the Stated Reduced program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

In the case of the “Full Documentation” program (such Mortgage Loans, “Full Documentation Loans”), all sections of the mortgage loan application must be complete with borrower’s employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two-year history in the same business in the same market area and must provide previous year’s W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year’s tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum debt-to-income ratio of 55%.

Wells Fargo Bank’s underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank’s underwriting of every Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third-party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriter Discretion

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”). Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table

	At December 31,	At December 31,	At December 31,	At December 31,
Loan Type	2003	2004	2005	2006

Alt A and Specialty
Number of Loans	6,702	65,284	67,707	58,917
Dollar Volume	$11,505,997,786	$14,579,659,658	$19,148,814,451	$18,105,817,619
Percent Adjustable	19%	67%	84%	81%
Percent of Total Dollar Volume	30%	37%	45%	50%

Agency
Number of Loans	28,460	10,975	12,408	11,508
Dollar Volume	$5,378,009,580	$2,188,737,211	$2,746,779,129	$2,623,218,142
Percent Adjustable	0%	3%	1%	2%
Percent of Total Dollar Volume	14%	6%	7%	7%

Jumbo
Number of Loans	53,106	53,522	41,614	29,502
Dollar Volume	$19,426,400,804	$17,667,106,136	$14,899,732,857	$11,073,921,037
Percent Adjustable	69%	84%	74%	76%
Percent of Total Dollar Volume	50%	44%	35%	30%

Heloc and Seconds
Number of Loans	44,346	83,902	82,258	67,566
Dollar Volume	$2,556,735,253	$5,374,039,738	$5,450,355,355	$4,601,708,216
Percent Adjustable	96%	97%	95%	79%
Percent of Total Dollar Volume	7%	14%	13%	13%

Number of Loans	182,614	213,683	203,987	167,493
Dollar Volume	$38,867,143,423	$39,809,542,743	$42,245,681,792	$36,404,665,013
Average Loan Amount	$212,838	$186,302	$207,100	$217,350
Non-Purchase Transactions	66%	52%	51%	57%
Adjustable Rate Loans*	47%	75%	76%	74%
*% of total loan production based on dollar volume
% may not add to 100% due to rounding

GREENPOINT UNDERWRITING GUIDELINES

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “Countrywide Home Loans, Inc.—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “Countrywide Home Loans, Inc.—Underwriting Standards—General” in this term sheet supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

SCHEDULE II

THE MASTER SERVICER AND THE SERVICERS

The information set forth in the following paragraphs with respect to the master servicer has been provided by the master servicer and the information set forth in the following paragraphs with respect to the servicers has been provided by the related servicer.

The Master Servicer

EMC Mortgage Corporation, also referred to as EMC will act as master servicer pursuant to the pooling and servicing agreement. EMC, a Delaware corporation, is a wholly owned subsidiary corporation of The Bear Stearns Companies Inc. and is an affiliate of the depositor and the underwriter. The principal office of the master servicer is located at 2780 Lake Vista Drive, Lewisville, Texas 75067.

In November 2006, EMC began acting in the capacity of master servicer as described in this term sheet supplement. As EMC has only been acting as master servicer since November 2006, the portfolio of mortgage loans master serviced by EMC at the present time is not substantial such that the portfolio information would be meaningful. However, EMC continues to implement policies and procedures to facilitate its master servicing business and has assembled a management team with years of experience and expertise in the residential mortgage servicing business. In addition, EMC has appointed personnel in other key management positions. EMC is planning to be reviewed by each of the Rating Agencies by August 30, 2007.

As described in this term sheet supplement and to the extent set forth in the pooling and servicing agreement, EMC in its capacity as master servicer will aggregate certain information and remittances of the servicers. In addition, the master servicer will supervise, oversee and monitor the performance of the servicers with respect to their obligations under the pooling and servicing agreement and the related servicing agreement. In furtherance of the foregoing, the master servicer will perform monthly calculations in respect of the certificates and compare such calculations with loan level data provided by the servicers, and will reconcile any discrepancies with the servicers. The master servicer will monitor the servicers’ servicing activities with respect to each mortgage loan and enforce the obligations of the servicers under the pooling and servicing agreement and the related servicing agreement, as applicable. In addition, in the case of a servicer event of default under the terms of the related servicing agreement or pooling and servicing agreement, the master servicer will enforce any remedies on behalf of the issuing entity against the defaulting servicer.

The Servicers

The following entities along with various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date.

Wells Fargo Bank, National Association

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its “prime” underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

As of		As of		As of
December 31, 2004(1)		December 31, 2005(1)		December 31, 2006(2)
No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

___________________________________

(1) Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.
(2) Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime First Lien Loans”) and second lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime Second Lien Loans”). The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Subprime First Lien Loans	134,893	$19,592,490,280	173,411	$26,214,367,714	190,395	$29,252,542,517
Subprime Second Lien Loans	*	*	9,116	353,218,934	18,483	711,917,795
Alt-A Minus Loans**	—	—	—	—	62,351	11,088,435,185
_____________________
* Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates  indicated.
** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans as described in the  preceding table.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

EMC Mortgage Corporation

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the term sheet supplement.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to December 31, 2006 the loan count of EMC’s servicing portfolio grew by approximately 97.4% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 159.1%.

As of December 31, 2006, EMC was acting as servicer for approximately 280 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $72 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%
Alt-A Fixed	19,396	3,651,416,057	11.14	26.51	25,539	4,578,725,474	10.43	16.48
PrimeArm	7,978	868,798,348	4.58	6.31	8,311	1,045,610,016	3.39	3.76
PrimeFixed	16,377	1,601,411,492	9.40	11.63	14,560	1,573,271,575	5.95	5.66
Seconds	25,290	690,059,169	14.52	5.01	39,486	1,381,961,156	16.13	4.98
Subprime	76,166	5,058,932,126	43.73	36.73	114,436	13,706,363,250	46.74	49.34
Other	26,523	1,249,014,373	15.23	9.07	23,010	1,063,682,460	9.40	3.83
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%

	As of December 31, 2005				As of December 31, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,322	12.69%	23.00%	52,563	$13,691,917,206	10.87%	19.03%
Alt-A Fixed	17,680	3,569,563,860	3.90	6.03	24,841	5,066,670,855	5.14	7.04
Prime Arm	7,428	1,010,068,679	1.64	1.71	6,374	879,656,182	1.32	1.22
Prime Fixed	15,975	2,140,487,566	3.52	3.61	14,872	2,152,608,940	3.08	2.99
Seconds	155,510	7,164,515,427	34.31	12.10	169,022	8,428,612,513	34.97	11.71
Subprime	142,890	20,373,550,691	31.53	34.40	132,808	20,106,000,306	27.47	27.94
Other	56,216	11,347,144,056	12.40	19.16	82,918	21,636,703,709	17.15	30.07
Total	453,209	$59,231,264,599	100.00%	100.00%	483,398	$71,962,169,710	100.00%	100.00%

There have been no appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this term sheet supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,

	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%
_________

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

SCHEDULE III

THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS

The Trustee

The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank’s Agency & Trust group manages in excess of 3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent on approximately 361 various residential mortgage-backed transactions.

The Securities Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as securities administrator under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Custodians

Wells Fargo Bank, National Association

Wells Fargo Bank is acting as a custodian of the mortgage loan files pursuant to the related custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Treasury Bank

Treasury Bank, a Division of Countrywide Bank, FSB, (“Treasury Bank”) is acting as a custodian of the mortgage loans pursuant to a custodial agreement. Treasury Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Treasury Bank’s principal place of business is 1199 N. Fairfax Street, Ste 500, Alexandria, VA 22314. Treasury Bank’s document custody facilities are located at 4100 East Los Angeles Ave, Simi Valley, CA 93063., and 4951 Savarese Circle, Tampa, FL 33634. Pursuant to the related custodial agreement, the custodian will maintain continuous custody of the mortgage notes and the other documents included in the mortgage files related to such mortgage loans. The custodian will: electronically segregate the mortgage files of all other documents in the custodian’s, possession, identify the mortgage as being held, and hold the mortgage files for the Trustee and the certificateholders maintain at all times a current inventory of the mortgage files, and secure the mortgage files in fire resistant facilities.

SCHEDULE IV

[Reserved]

SCHEDULE V

One-Year LIBOR. The Index for a significant portion of the mortgage loans will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	One-Year LIBOR

Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006	2007
January 1	5.06%	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%	5.33%
February 1	5.40	6.76	4.88	2.43	1.38	1.37	2.98	5.15	5.43
March 1	5.25	6.94	4.67	3.00	1.28	1.34	2.55	5.38	5.24
April 1	5.23	7.10	4.44	2.63	1.36	1.81	3.81	5.29	5.22
May 1	5.56	7.50	4.24	2.59	1.21	2.08	3.78	5.38
June 1	5.84	7.18	4.18	2.28	1.19	2.47	3.76	5.50
July 1	5.89	7.08	3.82	2.09	1.16	2.46	3.90	5.69
August 1	6.06	6.97	3.56	1.90	1.44	2.30	4.22	5.54
September 1	6.04	6.80	2.64	1.73	1.45	2.44	4.13	5.41
October 1	6.25	6.73	2.27	1.64	1.24	2.49	4.68	5.30
November 1	6.27	6.56	2.39	1.73	1.48	2.54	4.74	5.34
December 1	6.50	6.00	2.44	1.45	1.60	2.96	4.82	5.27

Six-Month LIBOR. The Index for certain of the mortgage loans will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR

Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006	2007
January 1	5.07%	6.13%	6.20%	2.03%	1.38%	1.22%	2.79%	4.71%	5.37%
February 1	4.97	6.29	5.26	2.08	1.35	1.21	2.97	4.82	5.40
March 1	5.13	6.33	4.91	2.04	1.34	1.17	3.19	4.98	5.33
April 1	5.06	6.53	4.71	2.36	1.23	1.16	3.39	5.14	5.33
May 1	5.04	6.73	4.30	2.12	1.29	1.38	3.41	5.22
June 1	5.25	7.11	3.98	2.08	1.21	1.60	3.54	5.33
July 1	5.65	7.00	3.91	1.95	1.12	1.89	3.73	5.59
August 1	5.71	6.89	3.69	1.87	1.21	1.93	3.95	5.51
September 1	5.92	6.83	3.45	1.80	1.20	1.98	4.00	5.43
October 1	5.96	6.76	2.52	1.71	1.14	2.20	4.27	5.37
November 1	6.12	6.72	2.15	1.60	1.23	2.32	4.47	5.39
December 1	6.06	6.64	2.03	1.47	1.27	2.63	4.63	5.35

One-Year U.S. Treasury. The Index for certain of the mortgage loans, will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury or One-Year CMT, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

	One-Year U.S. Treasury

Adjustment Date	2000	2001	2002	2003	2004	2005	2006	2007
January 1	5.50%	6.14%	2.24%	1.46%	1.36%	2.77%	4.45%	4.99%
February 1	5.69	5.78	2.17	1.47	1.31	2.89	4.68	5.10
March 1	6.12	4.79	2.13	1.41	1.19	3.30	4.77	5.05
April 1	6.20	4.72	2.24	1.30	1.24	3.32	4.90	4.90
May 1	6.18	4.47	2.58	1.16	1.16	3.33	5.00
June 1	6.14	4.07	2.53	1.25	1.82	3.36	5.16
July 1	6.38	3.76	2.40	1.20	2.16	3.64	5.27
August 1	6.23	3.53	2.24	0.97	2.16	3.87	5.17
September 1	6.09	3.62	2.20	1.10	2.03	3.85	5.03
October 1	6.17	3.50	1.76	1.22	2.20	4.18	4.90
November 1	6.20	3.02	1.72	1.30	2.27	4.33	5.07
December 1	5.98	2.39	1.65	1.29	2.60	4.35	4.95